Evergreen Fixed Income Funds: Semiannual Report as of March 31, 2002, and Annual Report as of April 30, 2002

INVESTMENTS THAT STAND THE TEST OF TIME

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With approximately $218 billion* in assets under management for more than 4 million individual investors, we have a 70-year track record of successful investing. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of March 31, 2002

This annual and semiannual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2002.

Evergreen Funds are distributed by Evergreen Distributor, Inc.,
90 Park Avenue, 10th Floor, New York, NY 10016.

Letter to Shareholders
June 2002

William M. Ennis President and CEO	Dennis H. Ferro Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the shareholder report for the Evergreen Fixed Income Funds, which includes both the semiannual report for the six-month period ended March 31, 2002, and the annual report for the seven-month period ended April 30, 2002. This special report is provided to you as a result of the change in the funds’ fiscal year end from September 30 to April 30.

The fixed income markets experienced a major wind shift over the past several months. After sailing with the favorable backdrop of an accommodative Federal Reserve Board policy and slowing economic growth, bond investors were treated to “equity-like” performance for the majority of 2001. The virtual absence of inflation also contributed to the favorable environment for bond investors. Lower rates after the tragedies of September 11 and the temporary suspension of the 30-year government bond further enhanced total returns.

As the economy began to show signs of improvement during the first quarter of 2002, the course for bond investors became more challenging. Increases in orders and higher industrial production in early 2002 resulted in many sectors of the bond market providing higher yields and lower prices. The prospects for economic growth and continued moderate inflation make the investment environment far more dynamic and could result in attractive opportunities in many sectors of the fixed income market.

We continue to believe this recovery will be moderate, relative to prior expansions. This should result in a lengthened recovery, resulting in a Fed that is less likely to squeeze credit before the foundation of demand is sufficiently established. Investment-grade corporates and high yield bonds, traditionally best leveraged to economic recovery, will be important positions in fully diversified portfolios as they may provide attractive returns for investors.

Diversification remains important

An environment like the past seven months offers many reasons for building a diversified portfolio rather than trying to predict the market’s movements. Exposure to various types of investments should remain an important component of a well-balanced portfolio. It is important that you consult with your financial advisor to develop a strategy that will support your long-term objectives.

Please visit our newly enhanced Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. From the Web site, you can also access our quarterly online shareholder newsletter, Evergreen Events. Thank you for your continuing support of Evergreen Investments.

William M. Ennis
President & CEO
Evergreen Investments

Dennis H. Ferro
Chief Investment Officer
Evergreen Investments

EVERGREEN
Core Bond Fund
Fund at a Glance as of April 30, 2002

“Heading forward, we remain committed to our focus on income, quality and relative value, and expect that our disciplined and flexible management style will enable us to take advantage of the longer-term opportunities that higher yields can present.”

PORTFOLIO MANAGEMENT TEAM

Tattersall Advisory Group, Inc.

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 12/13/1990	Class A	Class B	Class C	Class I	Class IS

Class Inception Date	5/11/2001	5/11/2001	5/11/2001	12/13/1990	10/2/1997

7-month return with sales charge	-3.14%	-3.62%	-0.69%	N/A	N/A

7-month return w/o sales charge	1.71%	1.27%	1.27%	1.85%	1.71%

Average Annual Returns*

1 year with sales charge	2.34%	1.66%	4.66%	N/A	N/A

1 year w/o sales charge	7.43%	6.66%	6.66%	7.69%	7.43%

5 year	6.59%	7.17%	7.47%	7.68%	7.46%

10 year	6.89%	7.33%	7.33%	7.43%	7.32%

Maximum Sales	4.75%	5.00%	2.00%	N/A	N/A

Charge	Front End	CDSC	CDSC

30-day SEC Yield	4.68%	4.16%	4.16%	5.17%	4.92%

7-month income dividends per share	$0.30	$0.25	$0.25	$0.31	$0.30

7-month capital gain distributions per share	$0.13	$0.13	$0.13	$0.13	$0.13

*Adjusted for maximum applicable sales charge, unless noted.

LONG TERM GROWTH

Comparison of a $10,000 investment in Evergreen Core Bond Fund Class A shares,2 versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI) and the Consumer Price Index (CPI).

The LBABI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 4/30/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in loads, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I shares, the original class offered. Historical performance shown for Class I shares prior to June 4, 1999, is based on the performance of the Class I shares of the fund’s predecessor fund, Tattersall Bond Fund. The historical performance shown for Class IS shares is based on (1) the performance of the Class IS shares of the fund’s predecessor fund, Tattersall Bond Fund, from 10/2/1997 to 6/4/1999, and (2) the Class I shares of Tattersall Bond Fund from 12/13/1990 to 10/1/1997. The historical returns for Classes A, B, C and IS have not been adjusted to reflect the effect of each class’ 12b-1 fee. These fees are 0.25% for Classes A and IS and 1.00% for Classes B and C. Class I does not pay a 12b-1 fee. If these fees had been reflected, returns for Classes A, B, C and IS would be lower. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would be lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment. Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

All data is as of April 30, 2002, and subject to change.

EVERGREEN
Core Bond Fund
Portfolio Manager Interview

How did the fund perform during the period?

The fund’s Class A shares had a total return of -0.24% for the six-month period ended March 31, 2002, and 1.71% for the seven-month period ended April 30, 2002, excluding any applicable sales charges. In comparison, the Lehman Brothers Aggregate Bond Index returned 0.14% and 2.08% for the six and seven-month time periods, respectively.

PORTFOLIO CHARACTERISTICS
(as of 4/30/2002)

Total Net Assets	$1,913,831,387

Average Credit Quality*	AA

Effective Maturity	7.4 years

Average Duration	4.6 years

*Source: Standard & Poor’s

What was the investment environment like during the seven-month period?

The environment was mixed, although prices ended the period higher than where they stood seven months earlier. Interest rates were reduced through November 2001, as the Federal Reserve Board fought aggressively to stave off a deepening recession. While the Fed lowered interest rates throughout 2001 to revive stubbornly sluggish economic growth, their actions were particularly aggressive after the September 11 tragedy when the prospect of a severe downturn seemed assured. Investor expectations of continued rate reductions pushed yields lower and bond prices higher. The yield on the three-month U.S. Treasury Bill dropped to less than 2% and the 10-year U.S. Treasury Note yield hovered just over 4%.

By the end of 2001, however, market sentiment began to shift. Reports began to suggest that lower rates had rekindled economic growth. The economy’s perceived vigor carried with it a double-edged sword as investors assumed that the Fed’s easing monetary policy was no longer needed and would soon come to an end. With that new outlook, investor behavior drove yields higher and prices lower. This trend continued through the end of the reporting period. While the Fed effectively pronounced an end to the recession, questions remained regarding the recovery’s strength and durability. Early reports indicated brisk activity. The first estimate of gross domestic product (GDP) for the first quarter of 2002 came in at an annualized rate of 5.8%, which is a dramatic improvement from the paltry 1.7% annualized rate in the fourth quarter of 2001. GDP is the value of the total output of a country’s goods and services.

What happened within the fixed income market?

Mortgage-backed securities and corporate bonds outperformed U.S. Treasuries and agencies. While mortgage-backed securities produced the strongest performance of any fixed income sector during the period, they got off to a rocky start. Prices in the sector were volatile as interest rates fell because of rising prepayment risk. Prepayment risk occurs when a mortgage is paid off prior to its stated maturity. Typically prepayments increase when interest rates decline, as many mortgage holders refinance at lower rates. When a mortgage is paid off, it is removed from the securitized pool and its income no longer contributes to the pool’s income stream.

As they fluctuated, mortgage-backed securities prices trended lower. Conditions in the sector improved, however, when investors adopted a brighter outlook for the economy and anticipated an end to the Fed’s interest rate cuts. Once rates began to move higher, prepayment risk declined. Furthermore, lower prices pushed the yields on mortgage-backed securities to attractive levels, particularly when compared to their U.S. Treasury counterparts. The combination of all these factors drew investors back into the mortgage-backed securities sector; and in the first four months of calendar year 2002, mortgage-backed securities outperformed their U.S. Treasuries counterparts.

Returns in the corporate bond sector were largely driven by perceived credit strength. Heavy supply, however, put downward pressure on prices as corporations took advantage of the low interest rate environment to refinance debt. Economic weakness, combined with news of accounting irregularities and bankruptcies, created increasing credit concerns among investors. As a result, investors demonstrated a strong preference for quality; and their intense focus on perceived credit strength created a clear divergence between the performance of stronger and weaker credits.

EVERGREEN
Core Bond Fund
Portfolio Manager Interview

Portfolio Composition
(based on 4/30/2002 portfolio assets)

What strategies did you use to manage the fund?

We focused on maximizing income and actively managing asset allocation between fixed income sectors. We adjusted positions based on market conditions, interest rate outlook and relative value. Typically, we emphasized mortgage-backed securities and corporate bonds, and de-emphasized U.S. Treasuries and agencies, relative to the fund’s benchmark. This strategy benefited performance, since both mortgage-backed securities and corporate bonds outperformed U.S. Treasuries and agencies for both the six and seven-month periods ended March 31, 2002, and April 30, 2002, respectively.

With their high quality, generous income stream and attractive relative value, the fund’s largest position tended to be mortgage-backed securities. Early in the period, we selected bonds with a greater insensitivity to prepayment risk, which helped minimize price volatility when interest rates fell. These securities included planned amortization class (PAC) collateralized mortgage obligation securities (CMOS), as well as mortgage-backed securities with 15-year maturities rather than those with 30-year maturities. For corporate bonds, we concentrated on analyzing and monitoring individual credits. Quality and liquidity were our primary considerations in determining positions best suited for the portfolio.

Portfolio Quality
(based on 4/30/2002 market value of bonds)

What is your outlook over the next several months?

We think yields will rise further, and prices subsequently lower, as the economy continues to strengthen. While rising interest rates admittedly present challenges to fixed income investors, changing market conditions may also create opportunities. We believe we have prepared the fund for this anticipated environment. Heading forward, we remain committed to our focus on income, quality and relative value, and expect that our disciplined and flexible management style will enable us to take advantage of the longer-term opportunities that higher yields can present.

EVERGREEN
Fixed Income Fund II
Fund at a Glance as of April 30, 2002

“. . . we believe the fund’s flexible management style can help it navigate through shifting market conditions, enabling us to take advantage of the opportunities higher yields may present.”

PORTFOLIO MANAGEMENT TEAM

Tattersall Advisory Group, Inc.

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 12/6/1994	Class I	Class IS

Class Inception Date	12/6/1994	10/18/1999

7-month return	2.18%	2.05%

Average Annual Returns

1 year	8.23%	7.96%

5 year	7.13%	7.01%

Since Portfolio Inception	7.80%	7.71%

30-day SEC Yield	5.29%	5.25%

7-month income dividends per share	$0.35	$0.34

LONG TERM GROWTH

Comparison of a $1,000,000 investment in Evergreen Fixed Income Fund II Class I shares,2 versus a similar investment in the Lehman Brothers Aggregate Bond Index (LBABI) and the Consumer Price Index (CPI).

The LBABI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 4/30/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1 Source: 2002 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class IS prior to its inception is based on the performance of Class I shares, the original class offered. The historical returns for Class IS have not been adjusted to reflect the effect of the 0.25% 12b-1 fee. Class I does not pay a 12b-1 fee. If this fee had been reflected, returns would be lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment. Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without a vote of the fund’s shareholders.

U.S. government guarantees apply only to the underlying securities of the fund’s portfolio and not to the fund’s shares.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risk associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of April 30, 2002, and subject to change.

EVERGREEN
Fixed Income Fund II
Portfolio Manager Interview

How did the fund perform during the period?

The fund’s Class I shares had a total return of 0.01% for the six-month period ended March 31, 2002, and 2.18% for the seven-month period ended April 30, 2002. In comparison, the Lehman Brothers Aggregate Bond Index (LBABI) returned 0.14% and 2.08% for the six and seven-month time periods, respectively.

Portfolio Characteristics
(as of 4/30/2002)

Total Net Assets	$33,139,002

Average Credit Quality*	AA

Effective Maturity	7.1 years

Average Duration	4.6 years

*Source: Standard & Poor’s

What happened to interest rates during the period?

Although there were two distinct interest rate climates during the period, prices ended the period higher than where they stood seven months ago. Through November 2001, yields fell, pushing prices higher, as the Federal Reserve Board continued cutting interest rates to stimulate economic growth. The Fed’s actions were particularly aggressive at the beginning of the period, as the Fed sought to avert a deepening recession in the wake of September 11. During that time, the three-month U.S. Treasury Bill yield fell to less than 2% and the yield on the 10-year U.S. Treasury Note dropped to just over 4%.

Market sentiment began to shift, however, by the end of the calendar year as signs appeared indicating that low rates had begun to revitalize growth. The perception of improved economic health caused investors to anticipate an end to the Fed’s easing monetary policy. As a result, investors pushed yields higher and prices lower. This trend continued through the end of the reporting period. However, while the Fed essentially pronounced an end to the recession, questions remained regarding the recovery’s strength and durability. Early reports reflected robust growth. The first estimate of gross domestic product (GDP) for the first quarter of 2002 stood at 5.8%. In contrast, GDP for the fourth quarter of 2001 was 1.7%. GDP is the value of the total output of a country’s goods and services.

How did different sectors within the market perform?

Mortgage-backed securities outperformed all other fixed income sectors, while corporate bonds also produced strong relative performance. As the period opened, rising prepayment risk created considerable price volatility for mortgage-backed securities. Prepayments occur when a mortgage is paid off prior to maturity, causing the mortgage to be removed from the securitized mortgage pool. When that happens, the mortgage no longer contributes to the pool’s income stream. Historically, prepayments rise when interest rates fall because homeowners refinance their mortgages at lower interest rates.

The prices of mortgage-backed securities trended lower while investors expected interest rates to fall. However, conditions began to improve when rates ended their downward course. As rates moved higher, prepayment risk declined. Furthermore, the sector’s lower prices had lifted the yields on mortgage-backed securities to attractive levels, also driving their yield advantages over U.S. Treasuries substantially higher. These higher yields, as well as the attractive relative value offered by mortgage-backed securities drew investors back into the sector. Prices rose, and in the first four months of 2002, mortgage-backed securities outperformed their U.S. Treasury counterparts.

During the period, price movement in the corporate bond sector was largely driven by credit quality. Heavy supply put additional pressure on prices, as corporations took advantage of the low interest rate environment to refinance debt. Economic weakness, combined with news of accounting irregularities and bankruptcies created increasing credit concerns among investors. As a result, investors demonstrated a strong preference for quality; and their intense focus on perceived credit strength created a clear divergence between the performance of stronger and weaker credits.

EVERGREEN
Fixed Income Fund II
Portfolio Manager Interview

PORTFOLIO COMPOSITION
(as a percentage of 4/30/2002 portfolio assets)

What strategies did you use to manage the fund?

We sought to maximize income through asset allocation, adjusting the fund’s positions in mortgage-backed securities, corporate bonds and U.S. Treasuries and agencies, depending upon market conditions and relative value. Typically, the fund was overweighted in both mortgage-backed securities and corporate bonds, relative to the benchmark. In contrast, the fund was underweighted in U.S. Treasuries and agencies. This structure benefited performance, since both mortgage-backed securities and corporate bonds outperformed U.S. Treasuries and agencies for the seven-month period ended April 30, 2002.

The fund’s largest position was in mortgage-backed securities. We emphasized this sector because of its extremely high quality and generous income stream. Early in the period, we selected bonds with a higher degree of prepayment insensitivity, which helped minimize price volatility when interest rates declined. Our selections included planned amortization class (PAC) collateralized mortgage obligation securities (CMOS), as well as mortgage-backed securities with 15-year maturities rather than their 30-year counterparts. In the corporate sector, we focused on analyzing and monitoring individual credits. Quality and liquidity were key elements in determining portfolio holdings.

Portfolio Quality
(based on 4/30/2002 market value of bonds)

What is your outlook over the next several months?

We believe that interest rates will move higher and bond prices lower, as the economy continues to gain strength. In this environment, income, quality and relative value will remain the key ingredients in shaping the fund’s investment strategies. Admittedly, rising interest rates can challenge even the most seasoned fixed income investors; however, we believe the fund’s flexible management style can help it navigate through shifting market conditions, enabling us to take advantage of the opportunities higher yields may present.

EVERGREEN
Select High Yield Bond Fund
Fund at a Glance as of April 30, 2002

“. . . we expect to continue the same basic approach that we have followed in the recent past -- to apply rigorous credit analysis and invest in what we believe to be solid companies with good cash flow generation potential.”

PORTFOLIO MANAGEMENT TEAM

High Yield Bond Team

Lead Manager: Richard M. Cryan

PERFORMANCE AND RETURNS2

Portfolio Inception Date: 11/30/1999	Class I	Class IS

Class Inception Date	11/30/1999	11/30/1999

7-month return	10.48%	10.33%

Average Annual Returns

1 year	8.49%	8.22%

Since Portfolio Inception	6.08%	5.81%

30-day SEC Yield	7.79%	7.64%

7-month income dividends per share	$0.43	$0.41

LONG TERM GROWTH

Comparison of a $1,000,000 investment in Evergreen Select High Yield Bond Fund Class I shares,2 versus a similar investment in the Merrill Lynch High Yield Master Bond Index (MLHYMBI) and the Consumer Price Index (CPI).

The MLHYMBI is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 4/30/2002.

The Fixed-Income Style Box placement is based on a fund’s average effective maturity or duration and the average credit rating of the bond portfolio.

1Source: 2002 Morningstar, Inc.

2Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Class IS shares have a 0.25% 12b-1 fee. Class I does not pay a 12b-1 fee. The advisor is waiving a portion of its advisory fee. Had the fee not been waived, returns would be lower.

Class I and IS shares are only available to institutional shareholders with a minimum $1 million investment. Class I shares are only offered to investment advisory clients of an investment advisor of an Evergreen fund (or its advisory affiliates) through special arrangements entered into on behalf of Evergreen funds with certain financial services firms, certain institutional investors and persons who owned Class Y shares in registered name in an Evergreen fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risk associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of April 30, 2002, and subject to change.

EVERGREEN
Select High Yield Bond Fund
Portfolio Manager Interview

How did the fund perform?

The fund’s Class I shares had a total return of 8.96% for the six-month period ended March 31, 2002, and 10.48% for the seven-month period ended April 30, 2002. In comparison, the Merrill Lynch High Yield Master Bond Index (MLHYMBI), posted a return of 7.61% for the six-month period ended March 31, 2002, and 9.32% for the seven-month period ended April 30, 2002. The median return for all high yield bond funds was 6.78% for the six-month period ended March 31, 2002, and 8.11% for the seven-month period ended April 30, 2002, according to Lipper Inc., an independent monitor of mutual fund performance.

PORTFOLIO CHARACTERISTICS
(as of 4/30/2002)

Total Net Assets	$175,741,869

Average Credit Quality*	B+

Effective Maturity	7.2 years

Average Duration	5.2 years

*Source: Standard & Poor’s

What was the environment for the high yield bond market during the seven-month period?

The period started out strong as the high yield market rebounded during October, following the market turmoil surrounding the tragic events of September 11. This trend continued throughout the remainder of 2001 as the economy responded to the lower rates and subsequent liquidity injected into the system by the Federal Reserve Board and climbed out of a recession. Despite these favorable events, high yield bond default rates remained high when compared to the prior year. This environment favored the credit-intensive strategies employed by the fund.

The beginning of 2002 was a less favorable climate for high yield bonds and they underperformed U.S. Treasuries early in the year. This trend reversed in March with high yield bonds outperforming Treasuries for the year-to-date period ended April 30, 2002.

What is your approach to high yield investing?

Our approach to high yield investing is a disciplined, research-intensive process geared toward adding value for investors while controlling risk. The fund employs five credit analysts dedicated exclusively to high yield securities. The analysts seek companies offering the best values, while avoiding companies with credit difficulties. They continuously monitor the fund’s holdings and are in constant contact with the management of these companies to identify any potential problems early on. This approach paid off, as the fund did not experience any defaults during the period while the domestic default rate was 8%.

Additionally, we diversify the fund’s holdings across sectors and individual companies to control risk by minimizing exposure to any one sector or particular company. As of April 30, 2002, the fund owned 116 separate issues.

PORTFOLIO COMPOSITION

What strategies did you use to manage the fund during the period?

We continued to follow the strategy that has been in place the past 18 months. We maintained an underweighted position in the telecommunication sector, while overweighting sectors and industries whose companies generate free cash flow after debt service in order to improve credit quality. This strategy steered us into the gaming, home building, healthcare, energy and paper and packaging industries -- all of which performed well for the fund. Toward the end of the period, we selectively reduced our overweighted positions in gaming and healthcare in order to increase the fund’s exposure to more cyclical sectors that we believed would benefit from the improving economy. Additions to the portfolio included companies in the metals, aerospace and automobile industries.

EVERGREEN
Select High Yield Bond Fund
Portfolio Manager Interview

What areas detracted from the fund’s performance?

During the period, while the fund benefited from its diversification policy, disappointments occurred on an individual company basis. One such disappointment was Calpine, an independent energy provider that dropped on concerns that it bore similarities to Enron. We continue to own Calpine as our analysis indicates the company was financially sound and may be poised for a future recovery. Another disappointment was Eott Energy Partners, a natural gas distribution company that was a partner of Enron. We sold our position in Eott Energy Partners when Enron’s financial accounting practices were disclosed. Lastly, we sold our position in Pantry, Inc., an operator of convenience food stores in the Southeast, after it dropped 6% in January due to increased competition from Wal-Mart.

PORTFOLIO QUALITY

What is your outlook for high yield bond investing?

Our longer-term outlook for high yield bonds is quite positive. We expect recent economic activity and signs of an improving economy may result in better corporate profitability, improved corporate credit quality and higher bond prices. Additionally, investor demand for high yield bonds should remain strong as they are one of the few viable investment options available for yield-oriented investors in the current low rate environment. Lastly, high yield bonds are currently trading at attractive valuations relative to their historical averages.

Given this outlook, we expect to continue the same basic approach that we have followed in the recent past -- to apply rigorous credit analysis and invest in what we believe to be solid companies with good cash flow generation potential. We anticipate that the economy will continue to recover, so we may selectively increase the fund’s exposure to cyclical industries to take advantage of performance opportunities as they arise.

EVERGREEN
Core Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30, 2001 (b) #

CLASS A

Net asset value, beginning of period	$10.78	$10.78	$10.40

Income from investment operations

Net investment income	0.31	0.26	0.17

Net realized and unrealized gains or losses on securities	(0.13)	(0.28)	0.43

Total from investment operations	0.18	(0.02)	0.60

Distributions to shareholders from

Net investment income	(0.30)	(0.26)	(0.22)

Net realized gains	(0.13)	(0.13)	0

Total distributions to shareholders	(0.43)	(0.39)	(0.22)

Net asset value, end of period	$10.53	$10.37	$10.78

Total return *	1.71%	(0.24%)	5.86%

Ratios and supplemental data

Net assets, end of period (thousands)	$145,264	$137,681	$98,424

Ratios to average net assets

Expenses ‡	0.67%†	0.68%†	0.68%†

Net investment income	4.93%†	4.89%†	4.93%†

Portfolio turnover rate	136%	125%	238%

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30, 2001 (b) #

CLASS B

Net asset value, beginning of period	$10.78	$10.78	$10.40

Income from investment operations

Net investment income	0.26	0.22	0.12

Net realized and unrealized gains or losses on securities	(0.13)	(0.28)	0.45

Total from investment operations	0.13	(0.06)	0.57

Distributions to shareholders from

Net investment income	(0.25)	(0.22)	(0.19)

Net realized gains	(0.13)	(0.13)	0

Total distributions to shareholders	(0.38)	(0.35)	(0.19)

Net asset value, end of period	$10.53	$10.37	$10.78

Total return *	1.27%	(0.61%)	5.56%

Ratios and supplemental data

Net assets, end of period (thousands)	$126,191	$111,731	$40,078

Ratios to average net assets

Expenses ‡	1.41%†	1.43%†	1.44%†

Net investment income	4.18%†	4.12%†	4.11%†

Portfolio turnover rate	136%	125%	238%

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(b) For the period from May 11, 2001 (commencement of class operations) to September 30, 2001.

# Net investment income is based on average shares outstanding during the period.

† Annualized

‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

* Excluding applicable sales charges

See Combined Notes to Financial Statements.

EVERGREEN
Core Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30, 2001 (b) #

CLASS C

Net asset value, beginning of period	$10.78	$10.78	$10.40

Income from investment operations

Net investment income	0.26	0.22	0.13

Net realized and unrealized gains or losses on securities	(0.13)	(0.28)	0.44

Total from investment operations	0.13	(0.06)	0.57

Distributions to shareholders from

Net investment income	(0.25)	(0.22)	(0.19)

Net realized gains	(0.13)	(0.13)	0

Total distributions to shareholders	(0.38)	(0.35)	(0.19)

Net asset value, end of period	$10.53	$10.37	$10.78

Total return *	1.27%	(0.61%)	5.56%

Ratios and supplemental data

Net assets, end of period (thousands)	$64,494	$58,574	$24,695

Ratios to average net assets

Expenses ‡	1.41%†	1.43%†	1.43%†

Net investment income	4.17%†	4.12%†	4.04%†

Portfolio turnover rate	136%	125%	238%

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(b) For the period from May 11, 2001 (commencement of class operations) to September 30, 2001.

# Net investment income is based on average shares outstanding during the period.

† Annualized

‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

* Excluding applicable sales charges

See Combined Notes to Financial Statements.

EVERGREEN
Core Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,			Year Ended March 31,
			2001	2000	1999 (b)(c)	1999 (c)	1998 (c)

CLASS I

Net asset value, beginning of period	$10.78	$10.78	$10.09	$10.08	$10.39	$10.53	$9.98

Income from investment operations

Net investment income	0.32	0.27	0.62	0.64	0.30	0.59	0.56

Net realized and unrealized gains or losses on securities	(0.13)	(0.28)	0.70	0	(0.30)	0.09	0.61

Total from investment operations	0.19	(0.01)	1.32	0.64	0.00	0.68	1.17

Distributions to shareholders from

Net investment income	(0.31)	(0.27)	(0.63)	(0.63)	(0.30)	(0.61)	(0.62)

Net realized gains	(0.13)	(0.13)	0	0	(0.01)	(0.21)	0

Total distributions to shareholders	(0.44)	(0.40)	(0.63)	(0.63)	(0.31)	(0.82)	(0.62)

Net asset value, end of period	$10.53	$10.37	$10.78	$10.09	$10.08	$10.39	$10.53

Total return	1.85%	(0.11%)	13.44%	6.60%	0.00%	0.07%	12.06%

Ratios and supplemental data

Net assets, end of period (thousands)	$1,558,013	$1,515,371	$1,532,324	$1,283,130	$1,042,781	$109,028	$96,252

Ratios to average net assets

Expenses ‡	0.43%†	0.44%†	0.43%	0.42%	0.40%†	0.50%	0.50%

Net investment income	5.20%†	5.17%†	5.96%	6.45%	5.70%†	5.73%	6.06%

Portfolio turnover rate	136%	125%	238%	195%	225%	221%	235%

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,			Year Ended March 31,
			2001	2000	1999 (b)(c)	1999 (c)	1998 (c)(d)

CLASS IS

Net asset value, beginning of period	$10.78	$10.78	$10.09	$10.08	$10.40	$10.54	$10.40

Income from investment operations

Net investment income	0.31	0.26	0.61	0.61	0.28	0.59	0.36

Net realized and unrealized gains or losses on securities	(0.13)	(0.28)	0.68	0	(0.31)	0.07	0.08

Total from investment operations	0.18	(0.02)	1.29	0.61	(0.03)	0.66	0.44

Distributions to shareholders from

Net investment income	(0.30)	(0.26)	(0.60)	(0.60)	(0.28)	(0.59)	(0.30)

Net realized gains	(0.13)	(0.13)	0	0	(0.01)	(0.21)	0

Total distributions to shareholders	(0.43)	(0.39)	(0.60)	(0.60)	(0.29)	(0.80)	(0.30)

Net asset value, end of period	$10.53	$10.37	$10.78	$10.09	$10.08	$10.40	$10.54

Total return	1.71%	(0.24%)	13.16%	6.33%	(0.17%)	(0.01%)	8.55%

Ratios and supplemental data

Net assets, end of period (thousands)	$19,869	$19,812	$20,456	$22,213	$5,744	$2,721	$3,069

Ratios to average net assets

Expenses ‡	0.68%†	0.69%†	0.68%	0.68%	0.61%†	0.65%	0.65%†

Net investment income	4.95%†	4.92%†	5.72%	6.24%	5.49%†	5.59%	5.96%†

Portfolio turnover rate	136%	125%	238%	195%	225%	221%	235%

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(b) For the six month period ended September 30, 1999. The Fund changed its fiscal year end from March 31 to September 30, effective September 30, 1999.

(c) On June 4, 1999, Evergreen Core Bond Fund acquired the net assets of the Tattersall Bond Fund. Tattersall Bond Fund was the accounting and performance survivor in this transaction. The above financial highlights for the periods prior to June 4, 1999 are those of the Tattersall Bond Fund, which have been restated to give effect to this transaction.

(d) For the period from October 2, 1997 (commencement of class operations) to March 31, 1998.

‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

See Combined Notes to Financial Statements.

EVERGREEN
Fixed Income Fund II
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30, 2002 (b)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,		Year Ended October 31,
			2001	2000 (c)	1999	1998	1997

CLASS I (a)

Net asset value, beginning of period	$12.84	$12.84	$12.18	$12.38	$13.15	$13.11	$12.89

Income from investment operations

Net investment income	0.40	0.34	0.80	0.80	0.78	0.79	0.83

Net realized and unrealized gains or losses on securities, interest rate swaps and futures contracts	(0.13)	(0.34)	0.70	(0.08)	(0.66)	0.13	0.21

Total from investment operations	0.27	0	1.50	0.72	0.12	0.92	1.04

Distributions to shareholders from

Net investment income	(0.35)	(0.35)	(0.84)	(0.92)	(0.77)	(0.82)	(0.82)

Net realized gains	0	0	0	0	(0.12)	(0.06)	0

Total distributions to shareholders	(0.35)	(0.35)	(0.84)	(0.92)	(0.89)	(0.88)	(0.82)

Net asset value, end of period	$12.76	$12.49	$12.84	$12.18	$12.38	$13.15	$13.11

Total return	2.18%	0.01%	12.63%	6.08%	0.97%	7.21%	8.39%

Ratios and supplemental data

Net assets, end of period (thousands)	$33,138	$32,520	$45,060	$60,729	$77,470	$83,372	$61,738

Ratios to average net assets

Expenses ‡	0.30%†	0.28%†	0.14%	0.11%†	0.10%	0.10%	0.15%

Net investment income	5.48%†	5.44%†	6.40%	6.86%†	6.16%	6.08%	6.52%

Portfolio turnover rate	166%	153%	192%	113%	209%	137%	194%

	Year Ended April 30, 2002 (b)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,		Year Ended October 31, 1999 (d)
			2001	2000 (c)

CLASS IS

Net asset value, beginning of period	$12.82	$12.82	$12.17	$12.38	$12.25

Income from investment operations

Net investment income	0.40	0.34	0.77	0.74	0.03

Net realized and unrealized gains or losses on securities, interest rate swaps and futures contracts	(0.14)	(0.34)	0.71	(0.06)	0.10

Total from investment operations	0.26	0	1.48	0.68	0.13

Distributions to shareholders from

Net investment income	(0.34)	(0.34)	(0.83)	(0.89)	0

Net asset value, end of period	$12.74	$12.48	$12.82	$12.17	$12.38

Total return	2.05%	(0.04%)	12.45%	5.76%	1.06%

Ratios and supplemental data

Net assets, end of period (thousands)	$1	$1	$1	$1	$1

Ratios to average net assets

Expenses ‡	0.55%†	0.53%†	0.36%	0.39%†	0.39%†

Net investment income	5.23%†	5.19%†	6.17%	7.18%†	6.86%†

Portfolio turnover rate	166%	153%	192%	113%	209%

(a) Effective October 18, 1999, shareholders of Mentor Fixed Income Portfolio became owners of that number of full and fractional shares of Class I of Evergreen Fixed Income Fund II.

(b) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(c) For the eleven month period ended September 30, 2000. The Fund changed its fiscal year end from October 31 to September 30, effective September 30, 2000.

(d) For the period from October 18, 1999 (commencement of class operations) to October 31, 1999.

‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

See Combined Notes to Financial Statements.

EVERGREEN
Select High Yield Bond Fund
Financial Highlights
(For a share outstanding throughout each period)

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,
			2001 #	2000 (b)

CLASS I

Net asset value, beginning of period	$8.87	$8.87	$9.57	$10.00

Income from investment operations

Net investment income	0.43	0.37	0.79	0.71

Net realized and unrealized gains or losses on securities	0.49	0.42	(0.64)	(0.44)

Total from investment operations	0.92	0.79	0.15	0.27

Distributions to shareholders from

Net investment income	(0.43)	(0.37)	(0.85)	(0.70)

Net asset value, end of period	$9.36	$9.29	$8.87	$9.57

Total return	10.48%	8.96%	1.51%	2.82%

Ratios and supplemental data

Net assets, end of period (thousands)	$175,741	$178,140	$152,633	$72,204

Ratios to average net assets

Expenses ‡	0.68%†	0.68%†	0.63%	0.61%†

Net investment income	7.95%†	7.91%†	8.52%	8.98%†

Portfolio turnover rate	48%	43%	79%	48%

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,
			2001 #	2000 (b)

CLASS IS

Net asset value, beginning of period	$8.87	$8.87	$9.57	$10.00

Income from investment operations

Net investment income	0.41	0.35	0.78	0.71

Net realized and unrealized gains or losses on securities	0.49	0.42	(0.65)	(0.47)

Total from investment operations	0.90	0.77	0.13	0.24

Distributions to shareholders from

Net investment income	(0.41)	(0.35)	(0.83)	(0.67)

Net asset value, end of period	$9.36	$9.29	$8.87	$9.57

Total return	10.33%	8.83%	1.25%	2.59%

Ratios and supplemental data

Net assets, end of period (thousands)	$1	$1	$1	$1

Ratios to average net assets

Expenses ‡	0.94%†	0.93%†	0.81%	0.56%†

Net investment income	7.70%†	7.66%†	8.40%	8.89%†

Portfolio turnover rate	48%	43%	79%	48%

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(b) For the period from November 30, 1999 (commencement of class operations) to September 30, 2000.

‡ Ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

† Annualized

# Net investment income is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Core Bond Fund
Schedule of Investments
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 7.7%
Capital One Master Trust, Ser. 1999-1, Class A, 2.04%, 07/16/2007	AAA	$16,340,000	$16,386,755
Federal Express Corp. Pass Thru, Ser. 981A, 6.72%, 01/15/2022	AA	8,866,673	8,878,422
Loan Comml. Conduit Mtge. Trust, 7.325%, 10/15/2032	AAA	12,350,000	13,091,503
MBNA Master Credit Card Trust:
Ser. 1996-J, Class A, 6.80%, 02/15/2006	AAA	16,650,000	16,682,051
Ser. 1997-K, Class A, 2.02%, 04/15/2008	AAA	16,745,000	16,788,333
Ser. 1999-J, Class A, 7.00%, 02/15/2012	AAA	10,525,000	11,187,403
Ser. 2001, Class C3, 6.55%, 12/15/2008	BBB	9,375,000	9,512,971
Morgan Stanley Co., Inc., 5.89%, 03/01/2007 TRACERS 144A (k)	AA-	7,980,000	7,987,573
Peco Energy Transition Trust, Ser. 1999-A, Class A7, 6.13%, 03/01/2009	AAA	10,415,000	10,611,781
Residential Asset Security Mtge. Pass Thru:
Ser. 2001-KS3, Class AI6, 5.96%, 09/25/2031	AAA	20,000,000	19,501,334
Ser. 2001-RZ4, Class A2, 3.76%, 02/25/2023	AAA	11,290,000	11,228,075
Saxon Asset Securities Trust:
Ser. 1993-3, Class AF4, 7.55%, 10/25/2026	AAA	120,000	126,429
Ser. 2000-2, Class AF4, 8.23%, 03/25/2024	AAA	105,000	109,755
Total Asset-Backed Securities			142,092,385
COLLATERALIZED MORTGAGE OBLIGATIONS - 18.3%
Commerce 2000:
Ser. C1, Class A1, 7.21%, 09/15/2008	AAA	7,479,973	7,862,886
Ser. C1, Class A2, 7.42%, 04/15/2010	AAA	11,650,000	12,378,603
Credit Suisse First Boston Mtge. Securities Corp.:
Ser. 2000-C1, Class A-1, 7.325%, 07/15/2008	AAA	7,618,449	8,049,173
Ser. 2000-C1, Class A-2, 7.55%, 04/14/2062	AAA	19,225,000	20,591,750
DLJ Comml. Mtge. Corp., Ser. 1999-CG3, Class A1B, 7.34%, 09/10/2009	AAA	18,735,000	19,857,498
FHLMC:
Ser. 1673, Class H, 6.00%, 11/15/2022	AAA	135,000	136,528
Ser. 2366, Class MG, 6.00%, 12/15/2014	AAA	15,455,000	15,490,415
Ser. 2389, Class CD, 6.00%, 12/01/2031	AAA	14,750,000	14,838,027
Ser. 2394, Class MB, 6.00%, 01/15/2015	AAA	15,000,000	15,046,735
Ser. 2428, Class EC, 6.00%, 03/15/2015 (h)	AAA	19,045,000	19,049,380
FNMA:
Ser. 1992-202, Class ZA, 7.50%, 11/25/2022	AAA	94,852	99,940
Ser. 1993-109, Class J, 6.00%, 05/25/2008	AAA	23,000,000	23,605,588
Ser. 1993-210, Class PH, 6.25%, 10/25/2022	AAA	8,975,000	9,248,219
Ser. 1994-72, Class J, 6.00%, 06/25/2023	AAA	6,135,000	5,978,435
Ser. 1996-21, Class PJ, 6.00%, 12/25/2010	AAA	7,427,600	7,563,411
Ser. 2001-69, Class PL, 6.00%, 12/31/2031	AAA	11,825,000	11,823,648
Ser. 2001-74, Class QB, 6.00%, 11/01/2031	AAA	9,945,000	9,938,632
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	18,136,775	18,994,735
Ser. 2002-16, Class PC, 5.75%, 11/25/2012 (h)	AAA	18,790,000	18,925,288
Ser. 2002-16, Class XN, 5.50%, 05/25/2012 (h)	AAA	9,250,000	9,252,775
Ser. 2002-9, Class PB, 6.00%, 11/25/2014	AAA	26,565,000	26,554,772
Ser. 2111, Class TC, 6.00%, 10/15/2010	AAA	7,550,000	7,741,326
Ser. 2143, Class CB, 6.00%, 12/15/2024	AAA	6,850,000	6,886,419
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C1, Class A2, 6.78%, 06/15/2031	AAA	14,225,000	14,707,724

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

COLLATERALIZED MORTGAGE OBLIGATIONS - continued
Morgan Stanley Capital I, Inc.:
Ser. 1998-XL1, Class A3, 6.48%, 06/03/2030	AAA	$17,490,000	$17,792,563
Ser. 1998-XL2, Class A2, 6.17%, 10/03/2008	AAA	14,620,000	14,649,018
PNC Institutional Capital Trust, 7.95%, 12/15/2026 144A	BBB+	105,000	104,039
Total Collateralized Mortgage Obligations			337,167,527
CORPORATE BONDS - 28.3%
CONSUMER DISCRETIONARY - 4.5%
Auto Components - 0.8%
Delphi Automotive Systems Corp., 6.125%, 05/01/2004	BBB	14,180,000	14,416,891
Automobiles - 2.8%
DaimlerChrysler Holdings Corp., 7.30%, 01/15/2012	BBB+	10,000,000	10,067,170
Ford Motor Co.:
5.80%, 01/12/2009	BBB+	18,440,000	16,635,498
6.375%, 02/01/2029	BBB+	15,330,000	12,185,112
General Motors Corp.:
7.20%, 01/15/2011	BBB+	11,850,000	11,715,254
8.80%, 03/01/2021	BBB+	30,000	32,988
50,636,022
Multi-line Retail - 0.9%
May Department Stores Co.:
7.15%, 08/15/2004	A+	160,000	168,842
7.45%, 09/15/2011	A+	35,000	36,860
8.75%, 05/15/2029	A+	7,690,000	9,052,837
Target Corp.:
5.875%, 11/01/2008	A+	250,000	250,428
7.50%, 02/15/2005	A+	100,000	106,775
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	7,120,000	7,590,461
17,206,203
CONSUMER STAPLES - 1.0%
Beverages - 0.5%
Coca Cola Enterprises, Inc., 6.125%, 08/15/2011	A	9,150,000	8,984,339
Food & Drug Retailing - 0.5%
Safeway, Inc., 6.50%, 11/15/2008	BBB	9,000,000	9,118,665
Household Products - 0.0%
Procter & Gamble Co., 6.875%, 09/15/2009	AA-	60,000	63,631
ENERGY - 0.7%
Oil & Gas - 0.7%
Conoco, Inc., 5.45%, 10/15/2006	BBB+	13,650,000	13,545,878
FINANCIALS - 15.8%
Banks - 4.3%
Bank of America Corp., 7.40%, 01/15/2011	A	25,000	26,441
Bank of New York, Inc., 6.50%, 12/01/2003	A	2,685,000	2,801,666
Firststar Bank, 7.125%, 12/01/2009	A	5,925,000	6,162,421
National City Bank, 6.20%, 12/15/2011	A	8,500,000	8,282,901
National City Corp.:
6.875%, 05/15/2019	A-	7,870,000	7,708,256
7.20%, 05/15/2005	A-	1,010,000	1,068,747
NationsBank Corp., 6.875%, 02/15/2005	A	9,300,000	9,714,975

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
FINANCIALS - continued
Banks - continued
Norwest Financial, Inc., 5.375%, 09/30/2003	AA	$ 950,000	$971,350
PNC Funding Corp.:
6.125%, 09/01/2003	BBB+	5,475,000	5,633,545
6.125%, 02/15/2009	BBB+	10,365,000	10,040,213
SunTrust Banks, Inc.:
6.00%, 02/15/2026	A	14,950,000	15,080,828
6.125%, 02/15/2004	A	380,000	393,637
Washington Mutual, Inc., 7.50%, 08/15/2006	BBB+	10,780,000	11,440,825
Wells Fargo & Co., 6.625%, 07/15/2004	A+	120,000	125,765
79,451,570
Diversified Financials - 8.4%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	11,485,000	11,397,186
Associates Corp.:
5.75%, 10/15/2003	AA-	1,870,000	1,927,607
5.75%, 11/01/2003	AA-	13,380,000	13,776,864
Caterpillar Financial Services, 6.09%, 03/01/2004	A+	14,000,000	14,498,974
First Security Corp., 7.00%, 07/15/2005	A	14,000,000	14,720,062
GMAC:
5.85%, 01/14/2009	BBB+	4,515,000	4,191,627
6.38%, 01/30/2004	BBB+	6,000,000	6,110,088
6.875%, 09/15/2011	BBB+	4,360,000	4,219,285
Household Finance Corp.:
5.875%, 09/25/2004	A	225,000	225,417
6.50%, 11/15/2008	A	7,065,000	6,872,655
7.20%, 07/15/2006	A	5,275,000	5,422,922
International Lease Finance Corp.:
5.35%, 07/15/2004	AA-	8,485,000	8,552,642
5.95%, 06/06/2005	AA-	6,250,000	6,314,563
JP Morgan Chase & Co., 5.35%, 03/01/2007	AA-	10,500,000	10,258,741
Merrill Lynch & Co., 6.15%, 01/26/2006	AA-	4,625,000	4,711,649
Morgan Stanley Co., Inc., 6.10%, 04/15/2006	AA-	6,770,000	6,914,641
Nationwide Life Global Funding I, 5.35%, 02/15/2007 144A	AA	10,000,000	9,800,090
Norwest Financial, Inc., 7.60%, 05/03/2005	A+	125,000	134,865
Sears Roebuck Acceptance Corp.:
6.99%, 09/30/2002	A-	845,000	863,131
7.00%, 02/01/2011	A-	6,210,000	6,293,730
Sprint Capital Corp., 6.875%, 11/15/2028	BBB+	8,975,000	7,204,663
Texaco Capital, Inc., 5.50%, 01/15/2009	AA	125,000	122,106
USAA Capital Corp., 5.59%, 12/20/2006 144A	AAA	10,000,000	9,885,360
154,418,868
Insurance - 0.9%
American General Finance Corp.:
6.10%, 05/22/2006	A+	150,000	151,959
7.45%, 01/15/2005	A+	8,700,000	9,283,840
MTN, 5.875%, 07/14/2006	A+	8,000,000	8,017,648
17,453,447
Real Estate - 2.2%
AvalonBay Communities, Inc., 6.625%, 01/15/2005 REIT	BBB+	6,545,000	6,690,168
BRE Properties, Inc., 7.125%, 02/15/2013 REIT	BBB	50,000	49,054
Duke Realty LP, 7.05%, 04/15/2008 REIT	BBB+	3,530,000	3,610,205

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
FINANCIALS - continued
Real Estate - continued
Duke Weeks Realty, Ltd., 7.75%, 11/15/2009 REIT	BBB+	$ 100,000	$105,708
EOP Operating LP:
6.80%, 01/15/2009	BBB+	9,100,000	9,058,276
7.00%, 07/15/2011	BBB+	110,000	109,723
ERP Operating LP, 6.63%, 04/13/2005 REIT	BBB+	20,495,000	20,682,755
Simon Property Group, Inc., 6.75%, 02/09/2004 REIT	BBB	225,000	229,797
40,535,686
INDUSTRIALS - 1.4%
Aerospace & Defense - 0.0%
Boeing Co., 6.625%, 02/15/2038	A+	35,000	32,216
United Technologies Corp., 7.00%, 09/15/2006	A+	100,000	105,149
137,365
Air Freight & Couriers - 0.3%
United Parcel Services, Inc., 8.375%, 04/01/2020	AAA	4,525,000	5,398,651
Road & Rail - 1.1%
Burlington Northern Santa Fe Corp.:
6.75%, 03/15/2029	BBB+	8,470,000	8,053,717
7.125%, 12/15/2010	BBB+	6,800,000	7,021,938
8.625%, 11/01/2004	BBB+	5,130,000	5,506,224
20,581,879
INFORMATION TECHNOLOGY - 0.0%
Communications Equipment - 0.0%
SBC Communications, Inc., 6.25%, 03/15/2011	AA-	140,000	138,955
MATERIALS - 1.1%
Metals & Mining - 0.3%
Alcoa, Inc., 6.50%, 06/01/2011	A+	4,890,000	4,929,839
Aluminum Company of America, Ser. B, 6.50%, 06/15/2018	A+	95,000	91,341
5,021,180
Paper & Forest Products - 0.8%
International Paper Co., 6.50%, 11/15/2007	BBB	365,000	362,889
Weyerhaeuser Co.:
5.50%, 03/15/2005 144A	BBB	4,650,000	4,635,157
7.375%, 03/15/2032 144A	BBB	10,475,000	10,240,674
15,238,720
TELECOMMUNICATION SERVICES - 3.4%
Diversified Telecommunication Services - 3.4%
AT&T Corp., 6.50%, 03/15/2029	BBB+	2,015,000	1,685,767
Bellsouth Corp.:
5.00%, 10/15/2006	A+	6,300,000	6,184,370
6.375%, 06/01/2028	A+	5,500,000	5,099,347
MCI Communications Corp., 6.50%, 04/15/2010	BBB+	4,850,000	3,863,466
MCI WorldCom, Inc., 6.95%, 08/15/2028	BBB+	4,310,000	3,011,298
Navistar International Corp., 9.375%, 06/01/2006	BB+	7,500,000	7,912,500
New Jersey Bell Telephone Co., 7.85%, 11/15/2029	A+	9,500,000	10,314,701
Pacific Bell, 6.625%, 11/01/2009	AA-	600,000	615,245

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
TELECOMMUNICATION SERVICES - continued
Diversified Telecommunication Services - continued
Sprint Capital Corp.:
5.875%, 05/01/2004	BBB+	$10,175,000	$9,762,506
6.125%, 11/15/2008	BBB+	10,000,000	8,980,580
Verizon, Inc., 5.875%, 01/17/2012	A+	5,000,000	4,669,315
62,099,095
UTILITIES - 0.4%
Gas Utilities - 0.4%
Consolidated Natural Gas Co., 6.85%, 04/15/2011	BBB+	6,195,000	6,215,914
Total Corporate Bonds			520,662,959
MORTGAGE-BACKED SECURITIES - 24.2%
FHLMC:
5.50%, 04/15/2014-03/01/2032	AAA	46,624,002	44,916,310
6.00%, 03/01/2031-02/01/2032	AAA	43,534,120	42,283,993
7.00%, 02/01/2015	AAA	1,123,244	1,168,686
7.50%, 04/01/2023-08/01/2031	AAA	17,823,691	18,477,692
FNMA:
5.39%, 10/01/2008	AAA	6,870,267	6,845,985
5.47%, 04/01/2009	AAA	111,657	111,249
5.50%, 02/01/2017	AAA	60,747,290	59,236,624
5.50%, TBA (tt)	AAA	36,545,000	35,585,694
5.50%, TBA #	AAA	28,220,000	27,479,225
5.56%, 12/01/2008	AAA	5,064,382	5,079,142
5.58%, 12/01/2008	AAA	3,970,016	3,989,725
5.71%, 04/01/2009	AAA	5,268,706	5,317,304
5.75%, 04/01/2009	AAA	179,862	182,044
5.81%, 01/01/2009 (h)	AAA	10,129,048	10,056,118
6.00%, 11/01/2028-07/01/2029	AAA	37,897,362	37,037,550
6.08%, 04/01/2005	AAA	4,649,884	4,778,833
6.125%, 05/01/2009	AAA	4,361,095	4,403,598
6.13%, 04/01/2009	AAA	38,170	38,587
6.14%, 04/01/2009	AAA	3,522,694	3,560,066
6.31%, 03/01/2008	AAA	1,393,460	1,424,572
6.32%, 01/01/2006	AAA	8,159,103	8,447,647
6.34%, 07/01/2009	AAA	16,925,276	17,652,056
6.42%, 02/01/2011	AAA	148,507	151,053
6.54%, 12/01/2007	AAA	61,895	63,909
6.55%, 09/01/2004	AAA	180,734	186,871
6.61%, 02/01/2007	AAA	6,408,699	6,665,975
6.63%, 11/01/2007	AAA	138,590	146,343
6.65%, 11/01/2006 (h)	AAA	5,115,662	5,424,136
6.70%, 11/01/2007	AAA	525,011	545,661
6.77%, 08/01/2004	AAA	171,523	177,932
6.81%, 11/01/2006-12/01/2006	AAA	6,843,868	7,295,261
6.96%, 12/01/2010	AAA	54,406	57,082
7.02%, 12/01/2010	AAA	79,183	83,398
7.13%, 11/01/2006	AAA	4,246,980	4,500,047
7.23%, 10/01/2003	AAA	99,584	103,077
7.24%, 11/01/2006	AAA	4,499,708	4,789,030
7.28%, 10/01/2003	AAA	137,817	142,717

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

MORTGAGE-BACKED SECURITIES - continued
FNMA - continued
7.375%, 08/01/2006	AAA	$ 58,671	$62,577
7.48%, 10/01/2006	AAA	133,091	142,509
7.50%, 03/01/2027-11/01/2031	AAA	45,788,060	47,600,250
7.74%, 06/01/2007	AAA	5,166,747	5,597,222
7.79%, 06/01/2010	AAA	9,483,824	10,434,324
8.00%, 11/01/2030	AAA	6,591,705	6,974,581
8.50%, 01/01/2012	AAA	12,253	13,024
8.66%, 01/01/2005	AAA	627,322	677,715
GNMA:
7.00%, 09/15/2012-01/15/2024	AAA	649,722	668,852
7.50%, 04/15/2026-08/15/2026	AAA	270,998	283,859
7.75%, 07/15/2020-08/15/2021	AAA	5,334,254	5,655,355
8.00%, 07/15/2016-06/15/2017	AAA	82,241	88,346
8.30%, 06/15/2019	AAA	67,711	73,379
Total Mortgage-Backed Securities			446,677,185
U.S. TREASURY OBLIGATIONS - 13.4%
U.S. Treasury Bonds:
5.25%, 11/15/2028	AAA	34,695,000	31,240,419
6.25%, 08/15/2023 ##	AAA	90,795,000	93,008,219
U.S. Treasury Notes:
3.375%, 01/15/2007	AAA	13,236,551	13,511,633
5.25%, 05/15/2004	AAA	69,615,000	71,727,954
6.125%, 08/15/2007	AAA	35,390,000	37,196,836
Total U.S. Treasury Obligations			246,685,061

		Shares	Value

MUTUAL FUND SHARES - 2.2%
Aberdeen Asia Pacific Income Fund		195,900	826,698
Aberdeen Commonwealth Income Fund		47,400	414,276
Blackrock Investment Quality Term Trust		144,900	1,334,529
Blackrock North American Government Income Trust		973,000	9,700,810
Blackrock Strategic Term Trust		459,500	4,452,555
Hyperion 2002 Term Trust		907,100	8,880,509
Hyperion 2005 Investment Grade Opportunity Term Trust		145,600	1,405,040
John Hancock Income Securities Trust		99,300	1,439,850
MFS Government Markets Income Trust		1,064,900	6,964,446
TCW / DW Term Trust 2002		8,000	84,320
TCW / DW Term Trust 2003		527,400	5,637,906
Total Mutual Fund Shares			41,140,939
SHORT-TERM INVESTMENTS - 9.7%
MUTUAL FUND SHARES - 9.7%
Evergreen Institutional Money Market Fund (o) (t)		178,515,623	178,515,623
Total Investments - (cost $1,913,280,335) - 103.8%			1,912,941,679
Other Assets and Liabilities - (3.8%)			(69,772,761)
Net Assets - 100.0%			$1,843,168,918

See Combined Notes to Financial Statements.

EVERGREEN
Core Bond Fund
Schedule of Investments
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 7.9%
Federal Express Corp. Pass Thru Certs., Ser. 981A, 6.72%, 01/15/2022	AA	$8,866,673	$9,123,053
Loan Comml. Conduit Mtge. Trust, 7.33%, 10/15/2032	AAA	12,350,000	13,426,786
MBNA Master Credit Card Trust:
Ser. 1996-J, Class A, 2.05%, 02/15/2006	AAA	16,650,000	16,680,053
Ser. 1997-K, Class A, 2.02%, 04/15/2008	AAA	16,745,000	16,791,209
Ser. 1998-J, Class A, 5.25%, 02/15/2006	AAA	9,500,000	9,781,961
Ser. 1999-J, Class A, 7.00%, 02/15/2012	AAA	10,525,000	11,446,112
Ser. 2001, Class C3, 6.55%, 12/15/2008	BBB	9,375,000	9,684,263
Ser. 2002-4, Class A, 1.97%, 08/17/2009	AAA	19,000,000	19,000,000
Morgan Stanley Co., Inc., 5.87%, 03/01/2007 TRACERS 144A (k)	AAA	7,980,000	8,083,373
Residential Asset Security Mtge. Pass Thru,
Ser. 2001-KS3, Class AI6, 5.96%, 09/25/2031	AAA	20,000,000	20,073,574
Saxon Asset Securities Trust:
Ser. 1993-3, Class AF4, 7.55%, 10/25/2026	AAA	120,000	127,739
Ser. 2000-2, Class AF4, 8.23%, 03/25/2024	AAA	105,000	110,111
Wamu Mtge. Pass Thru, Ser. 2002-AR5, Class LIA6, 5.57%, 06/25/2032	AAA	17,168,800	17,235,758
Total Asset-Backed Securities			151,563,992
COLLATERALIZED MORTGAGE OBLIGATIONS - 14.0%
Commerce 2000:
Ser. C1, Class A1, 7.21%, 09/15/2008	AAA	7,444,795	7,943,579
Ser. C1, Class A2, 7.42%, 04/15/2010	AAA	11,650,000	12,674,317
Credit Suisse First Boston Mtge. Securities Corp., Ser. 2000-C1, Class A-1, 7.33%, 07/15/2008	AAA	7,583,635	8,131,911
FHLMC:
Ser. 1673, Class H, 6.00%, 11/15/2022	AAA	135,000	139,120
Ser. 2366, Class MG, 6.00%, 12/15/2014	AAA	15,455,000	15,785,250
Ser. 2389, Class CD, 6.00%, 12/01/2031	AAA	14,750,000	15,118,214
Ser. 2394, Class MB, 6.00%, 01/15/2015	AAA	15,000,000	15,331,095
Ser. 2428, Class EC, 6.00%, 03/15/2015 (h)	AAA	19,045,000	19,449,280
FNMA:
Ser. 1993-109, Class J, 6.00%, 05/25/2008	AAA	23,000,000	23,832,011
Ser. 1993-210, Class PH, 6.25%, 10/25/2022	AAA	8,975,000	9,345,800
Ser. 1994-72, Class J, 6.00%, 06/25/2023	AAA	6,135,000	6,117,015
Ser. 1996-21, Class PJ, 6.00%, 12/25/2010	AAA	7,427,600	7,685,368
Ser. 2001-69, Class PL, 6.00%, 12/31/2031	AAA	11,825,000	12,033,936
Ser. 2001-74, Class QB, 6.00%, 11/01/2031	AAA	9,945,000	10,114,537
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	17,644,139	18,619,243
Ser. 2002-16, Class PC, 5.75%, 11/25/2012 (h)	AAA	18,790,000	19,309,842
Ser. 2002-16, Class XN, 6.00%, 05/25/2012 (h)	AAA	9,250,000	9,442,265
Ser. 2111, Class TC, 6.00%, 10/15/2010	AAA	7,550,000	7,837,063
Ser. 2143 Class CB, 6.00%, 12/15/2024	AAA	6,850,000	7,006,821
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C1, Class A2, 6.78%, 06/15/2031	AAA	8,015,000	8,491,339
Morgan Stanley Capital I, Inc.:
Ser. 1998-XL1, Class A3, 6.48%, 06/03/2030	AAA	17,490,000	18,194,093
Ser. 1998-XL2, Class A2, 6.17%, 10/03/2008	AAA	14,620,000	15,018,268
PNC Institutional Capital Trust, 7.95%, 12/15/2026 144A	BBB+	105,000	106,502
Total Collateralized Mortgage Obligations			267,726,869

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - 28.6%
CONSUMER DISCRETIONARY - 4.4%
Auto Components - 0.8%
Delphi Automotive Systems Corp., 6.125%, 05/01/2004	BBB	$14,180,000	$14,520,745
Automobiles - 2.7%
DaimlerChrysler Holdings Corp., 7.30%, 01/15/2012	BBB+	10,000,000	10,388,820
Ford Motor Co.:
5.80%, 01/12/2009	BBB+	18,440,000	17,186,320
6.375%, 02/01/2029	BBB+	15,330,000	12,753,303
General Motors Corp.:
7.20%, 01/15/2011	BBB+	11,850,000	12,135,869
8.80%, 03/01/2021	BBB+	30,000	33,676
52,497,988
Multi-line Retail - 0.9%
May Department Stores Co.:
7.15%, 08/15/2004	A+	160,000	170,318
7.45%, 09/15/2011	A+	35,000	37,786
8.75%, 05/15/2029	A+	7,690,000	9,275,163
Target Corp.:
5.875%, 11/01/2008	A+	250,000	252,710
7.50%, 02/15/2005	A+	100,000	107,863
Wal-Mart Stores, Inc., 6.875%, 08/10/2009	AA	7,120,000	7,641,298
17,485,138
CONSUMER STAPLES - 1.0%
Beverages - 0.5%
Coca Cola Enterprises, Inc., 6.125%, 08/15/2011	A	9,150,000	9,187,359
Food & Drug Retailing - 0.5%
Safeway, Inc., 6.50%, 11/15/2008	BBB	9,000,000	9,271,746
Household Products - 0.0%
Procter & Gamble Co., 6.875%, 09/15/2009	AA-	60,000	65,043
ENERGY - 1.3%
Energy Equipment & Services - 0.6%
Progress Energy, Inc., 6.05%, 04/15/2007	BBB+	10,000,000	10,106,290
Oil & Gas - 0.7%
Conoco, Inc., 5.45%, 10/15/2006	BBB+	13,650,000	13,736,500
FINANCIALS - 15.8%
Banks - 4.2%
Bank of New York, Inc., 6.50%, 12/01/2003	A	2,685,000	2,817,666
Firststar Bank, 7.125%, 12/01/2009	A	5,925,000	6,324,209
National City Bank, 6.20%, 12/15/2011	A	8,500,000	8,497,594
National City Corp.:
6.875%, 05/15/2019	A-	7,870,000	7,847,838
7.20%, 05/15/2005	A-	1,010,000	1,085,599
NationsBank Corp., 6.875%, 02/15/2005	A	9,300,000	9,868,035
PNC Funding Corp.:
6.125%, 09/01/2003	BBB+	5,475,000	5,654,235
6.125%, 02/15/2009	BBB+	10,365,000	10,289,957

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS- continued
FINANCIALS - continued
Banks - continued
SunTrust Banks, Inc.:
6.00%, 02/15/2026	A	$14,950,000	$15,313,883
6.125%, 02/15/2004	A	380,000	396,538
Washington Mutual, Inc., 7.50%, 08/15/2006	BBB+	10,780,000	11,573,268
79,668,822
Diversified Financials - 8.2%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	11,485,000	11,566,922
Associates Corp.:
5.75%, 10/15/2003	AA-	1,870,000	1,938,143
5.75%, 11/01/2003	AA-	13,380,000	13,857,331
Caterpillar Financial Services, 6.09%, 03/01/2004	A+	14,000,000	14,587,104
First Security Corp., 7.00%, 07/15/2005	A	14,000,000	14,969,290
GMAC:
5.85%, 01/14/2009	BBB+	4,515,000	4,306,380
6.38%, 01/30/2004	BBB+	6,000,000	6,191,454
6.875%, 09/15/2011	BBB+	4,360,000	4,366,954
Household Finance Corp.:
5.875%, 09/25/2004	A	225,000	227,498
6.50%, 11/15/2008	A	7,065,000	7,067,565
7.20%, 07/15/2006	A	5,275,000	5,500,047
International Lease Finance Corp.:
5.35%, 07/15/2004	AA-	8,485,000	8,642,227
5.95%, 06/06/2005	AA-	6,250,000	6,379,494
JP Morgan Chase & Co., 5.35%, 03/01/2007	AA-	10,500,000	10,435,541
Merrill Lynch & Co., 6.15%, 01/26/2006	AA-	4,625,000	4,767,977
Morgan Stanley Co., Inc., 6.10%, 04/15/2006	AA-	6,770,000	6,972,917
Nationwide Life Global Funding I, 5.35%, 02/15/2007 144A	AA	10,000,000	9,973,920
Norwest Financial, Inc., 7.60%, 05/03/2005	A+	125,000	135,822
Sears Roebuck Acceptance Corp.:
6.99%, 09/30/2002	A-	845,000	860,766
7.00%, 02/01/2011	A-	6,210,000	6,406,230
Sprint Capital Corp., 6.875%, 11/15/2028	BBB+	8,975,000	6,975,235
Texaco Capital, Inc., 5.50%, 01/15/2009	AA	125,000	124,776
USAA Capital Corp., 5.59%, 12/20/2006 144A	AAA	10,000,000	10,052,680
156,306,273
Insurance - 1.3%
American General Finance Corp.:
5.75%, 03/15/2007	A+	8,000,000	8,089,040
5.875%, 07/14/2006	A+	8,000,000	8,130,024
6.10%, 05/22/2006	A+	150,000	154,028
7.45%, 01/15/2005	A+	8,700,000	9,402,211
25,775,303
Real Estate - 2.1%
AvalonBay Communities, Inc., 6.625%, 01/15/2005 REIT	BBB+	6,545,000	6,764,467
BRE Properties, Inc., 7.125%, 02/15/2013 REIT	BBB	50,000	50,195
Duke Realty LP, 7.05%, 03/01/2006 REIT	BBB+	3,530,000	3,658,464
Duke Weeks Realty, Ltd., 7.75%, 11/15/2009 REIT	BBB+	100,000	108,094
EOP Operating LP:
6.80%, 01/15/2009	BBB+	9,100,000	9,222,122
7.00%, 07/15/2011	BBB+	110,000	110,729

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS- continued
FINANCIALS - continued
Real Estate - continued
ERP Operating LP, 6.63%, 04/13/2005 REIT	BBB+	$20,495,000	$20,904,674
Simon Property Group, Inc., 6.75%, 02/09/2004 REIT	BBB	225,000	231,478
41,050,223
INDUSTRIALS - 1.4%
Aerospace & Defense - 0.0%
Boeing Co., 6.625%, 02/15/2038	A+	35,000	33,294
United Technologies Corp., 7.00%, 09/15/2006	A+	100,000	106,991
140,285
Air Freight & Couriers - 0.3%
United Parcel Services, Inc., 8.375%, 04/01/2020	AAA	4,525,000	5,539,623
Road & Rail - 1.1%
Burlington Northern Santa Fe Corp.:
6.75%, 03/15/2029	BBB+	8,470,000	8,204,432
7.125%, 12/15/2010	BBB+	6,800,000	7,135,308
8.625%, 11/01/2004	BBB+	5,130,000	5,558,965
20,898,705
INFORMATION TECHNOLOGY - 0.0%
Communications Equipment - 0.0%
SBC Communications, Inc., 6.25%, 03/15/2011	AA-	140,000	138,183
MATERIALS - 1.1%
Metals & Mining - 0.3%
Alcoa, Inc., 6.50%, 06/01/2011	A+	4,890,000	5,047,776
Aluminum Company of America, Ser. B, 6.50%, 06/15/2018	A+	95,000	92,930
5,140,706
Paper & Forest Products - 0.8%
International Paper Co., 6.50%, 11/15/2007	BBB	365,000	376,088
Weyerhaeuser Co.:
5.50%, 03/15/2005 144A	BBB	4,650,000	4,709,232
7.375%, 03/15/2032 144A	BBB	10,475,000	10,570,595
15,655,915
TELECOMMUNICATION SERVICES - 3.3%
Diversified Telecommunication Services - 3.0%
AT&T Corp., 6.50%, 03/15/2029	BBB+	2,015,000	1,496,138
Bellsouth Corp.:
5.00%, 10/15/2006	A+	6,300,000	6,230,908
6.375%, 06/01/2028	A+	5,500,000	4,988,692
MCI Communications Corp., 6.50%, 04/15/2010	BBB	4,485,000	2,021,192
MCI WorldCom, Inc., 6.95%, 08/15/2028	BBB	4,310,000	1,813,583
Navistar International Corp., Ser. B, 9.375%, 06/01/2006	BB+	7,500,000	7,912,500
New Jersey Bell Telephone Co., 7.85%, 11/15/2029	A+	9,500,000	9,588,635
Pacific Bell, 6.625%, 11/01/2009	AA-	600,000	630,756
Sprint Capital Corp.:
5.875%, 05/01/2004	BBB+	10,175,000	9,676,334
6.125%, 11/15/2008	BBB+	10,000,000	9,024,610
Verizon, Inc., 5.875%, 01/17/2012	A+	5,000,000	4,620,190
58,003,538
Wireless Telecommunications Services - 0.3%
AT&T Wireless Services, Inc., 8.125%, 05/01/2012	BBB	5,000,000	4,936,980

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS- continued
UTILITIES - 0.3%
Gas Utilities - 0.3%
Consolidated Natural Gas Co., 6.85%, 04/15/2011	BBB+	$6,195,000	$6,323,435
Total Corporate Bonds			546,448,800
MORTGAGE-BACKED SECURITIES - 27.6%
FHLMC:
5.50%, 04/15/2014-03/01/2032	AAA	46,592,867	45,810,913
5.75%, 03/15/2009	AAA	9,580,000	9,825,832
6.00%, 03/01/2031-02/01/2032	AAA	43,392,483	42,938,224
6.00%, TBA (tt)	AAA	24,095,000	23,816,462
6.00%, TBA #	AAA	19,485,000	19,259,753
7.00%, 02/01/2015	AAA	1,068,466	1,121,147
7.50%, 04/01/2023-08/01/2031	AAA	17,390,922	18,178,700
FNMA:
5.50%, 02/01/2017-04/01/2017	AAA	96,975,394	96,348,863
5.50%, TBA #	AAA	25,260,000	25,086,464
5.50%, TBA (tt)	AAA	28,220,000	28,026,128
5.81%, 01/01/2009 (h)	AAA	10,118,151	10,318,984
5.97%, 10/01/2008	AAA	6,865,219	7,017,535
6.00%, 11/01/2028-07/01/2029	AAA	37,367,586	37,248,037
6.06%, 04/01/2009	AAA	111,564	114,150
6.08%, 04/01/2005	AAA	4,644,311	4,835,727
6.125%, 05/01/2009	AAA	4,356,581	4,512,551
6.13%, 04/01/2009	AAA	38,112	39,498
6.14%, 04/01/2009	AAA	3,518,997	3,647,352
6.15%, 12/01/2008	AAA	5,059,760	5,206,517
6.18%, 12/01/2008	AAA	3,964,173	4,085,468
6.31%, 03/01/2008	AAA	1,391,867	1,454,527
6.32%, 01/01/2006-04/01/2009	AAA	13,417,800	14,039,759
6.37%, 04/01/2009	AAA	179,719	186,744
6.42%, 02/01/2011	AAA	148,378	155,413
6.54%, 12/01/2007	AAA	61,825	65,195
6.55%, 09/01/2004	AAA	180,532	188,603
6.61%, 02/01/2007	AAA	6,401,177	6,790,520
6.70%, 11/01/2007	AAA	524,446	556,737
6.77%, 08/01/2004	AAA	171,340	179,487
6.81%, 12/01/2006	AAA	51,944	55,441
6.96%, 12/01/2010	AAA	54,364	58,719
7.02%, 07/01/2009-12/01/2010	AAA	16,992,799	18,195,592
7.13%, 11/01/2006	AAA	4,242,317	4,586,118
7.23%, 10/01/2003	AAA	99,480	103,213
7.24%, 11/01/2006	AAA	4,495,967	4,875,160
7.28%, 10/01/2003	AAA	137,584	142,804
7.34%, 11/01/2007	AAA	138,518	149,555
7.36%, 11/01/2006	AAA	5,113,126	5,530,358
7.375%, 08/01/2006	AAA	58,571	63,571
7.48%, 10/01/2006	AAA	132,958	145,006
7.50%, 03/01/2027-11/01/2031	AAA	43,651,079	45,798,406
7.54%, 11/01/2006	AAA	6,787,936	7,377,434
7.74%, 06/01/2007	AAA	5,164,507	5,712,685
7.79%, 06/01/2010	AAA	9,479,476	10,719,059
8.00%, 11/01/2030	AAA	6,287,219	6,686,771
8.50%, 01/01/2012	AAA	11,416	12,175
8.66%, 01/01/2005	AAA	626,163	682,947

EVERGREEN
Core Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

MORTGAGE-BACKED SECURITIES- continued
GNMA:
7.00%, 09/15/2012-01/15/2024	AAA	$ 626,193	$652,496
7.50%, 04/15/2026-08/15/2026	AAA	250,415	264,458
7.75%, 07/15/2020-08/15/2021	AAA	5,075,381	5,415,486
8.30%, 06/15/2019	AAA	64,929	70,661
Total Mortgage-Backed Securities			528,353,405
U.S. TREASURY OBLIGATIONS - 13.8%
U.S. Treasury Bonds:
5.25%, 11/15/2028	AAA	34,695,000	32,382,925
6.25%, 08/15/2023 ##	AAA	134,035,000	142,349,459
U.S. Treasury Notes, 5.25%, 05/15/2004	AAA	86,135,000	89,553,526
Total U.S. Treasury Obligations			264,285,910

		Shares	Value

MUTUAL FUND SHARES - 2.1%
Aberdeen Asia Pacific Income Fund		129,500	576,275
Aberdeen Commonwealth Income Fund		25,300	224,664
Blackrock Investment Quality Term Trust		144,900	1,337,427
Blackrock North American Government Income Trust		973,000	9,895,410
Blackrock Strategic Term Trust		459,500	4,484,720
Hyperion 2002 Term Trust		907,100	8,934,935
Hyperion 2005 Investment Grade Opportunity Term Trust		145,600	1,405,040
John Hancock Income Securities Trust		99,300	1,459,710
MFS Government Markets Income Trust		1,035,100	6,852,362
TCW / DW Term Trust 2002		8,000	84,880
TCW / DW Term Trust 2003		527,400	5,685,372
Total Mutual Fund Shares			40,940,795
SHORT-TERM INVESTMENTS - 10.3%
MUTUAL FUND SHARES - 10.3%
Evergreen Institutional Money Market Fund (o) (t)		196,657,151	196,657,151
Total Investments - (cost $1,968,616,402) - 104.3%			1,995,976,922
Other Assets and Liabilities - (4.3%)			(82,145,535)
Net Assets - 100.0%			$1,913,831,387

See Combined Notes to Schedules of Investments.

EVERGREEN
Fixed Income Fund II
Schedule of Investments
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 5.6%
Advanta Home Equity Loan Trust, Ser. 1993-2, Class A2, 6.15%, 10/25/2009	AAA	$ 205,762	$205,665
GE Capital Mtge. Funding Corp., Ser. 1999-HE3, Class A3, 7.11%, 07/25/2014	Aaa	322,212	327,156
MBNA Master Credit Card Trust:
Ser. 1998-G, Class A, 5.65%, 02/17/2009	AAA	270,000	270,697
Ser. 1998-J, Class A, 5.25%, 02/15/2006	AAA	375,000	383,801
Ser. 2001, Class C3, 6.55%, 12/15/2008	BBB	185,000	187,723
Morgan Stanley Co., Inc., 5.89%, 03/01/2007 TRACERS 144A(k)	AAA	450,000	450,427
Total Asset-Backed Securities			1,825,469
COLLATERALIZED MORTGAGE OBLIGATIONS - 20.9%
Comml. Mtge. Asset Trust, Ser. 1999-C1, Class A3, 6.64%, 09/17/2010	AAA	250,000	256,931
FHLMC:
Ser. 2362, Class PC, 6.50%, 04/15/2017	AAA	500,000	507,970
Ser. 2366, Class MG, 6.00%, 12/15/2014	AAA	450,000	451,031
Ser. 2389, Class CD, 6.00%, 12/01/2031	AAA	355,000	357,119
FNMA:
Ser. 1999-8, Class QD, 6.00%, 03/25/2014	AAA	500,000	498,803
Ser. 2001-69, Class QD, 6.00%, 03/25/2026	AAA	340,000	340,197
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	601,895	630,367
Ser. 2001-TB, Class A1, 7.50%, 07/25/2041	AAA	467,474	484,946
Ser. 2002-16, Class XN, 5.50%, 05/25/2012 (h)	AAA	600,000	600,180
Ser. 2002-9, Class PB, 6.00%, 11/25/2014	AAA	1,100,000	1,099,577
LB-UBS Comml. Mtge. Trust, Ser. 2002-C1, Class A3, 6.23%, 03/15/2026 (h)	AAA	350,000	350,910
Lehman Brothers Comml. Conduit Mtge. Trust,
Ser. 1998-C4, Class A1B, 6.21%, 10/15/2035	AAA	450,000	454,558
Morgan Stanley Capital I, Inc.:
Ser. 1998-XL1, Class A3, 6.48%, 06/03/2030	AAA	460,000	467,958
Ser. 1998-XL2, Class A2, 6.17%, 10/03/2008	AAA	305,000	305,605
Total Collateralized Mortgage Obligations			6,806,152
CORPORATE BONDS - 28.5%
CONSUMER DISCRETIONARY - 3.6%
Automobiles - 2.7%
Ford Motor Co., 6.375%, 02/01/2029	BBB+	500,000	397,427
General Motors Corp., 7.20%, 01/15/2011	BBB+	500,000	494,314
891,741
Media - 0.9%
Comcast Cable Communications Corp., 6.20%, 11/15/2008	BBB	300,000	289,773
CONSUMER STAPLES - 3.1%
Beverages - 1.5%
Coca Cola Enterprises, Inc., 6.95%, 11/15/2026	A	500,000	498,407
Food & Drug Retailing - 1.6%
Safeway, Inc., 6.50%, 11/15/2008	BBB	500,000	506,592
FINANCIALS - 15.9%
Banks - 3.0%
Bank of America Corp., 7.125%, 09/15/2006	A+	275,000	292,251
National City Bank, 6.20%, 12/15/2011	A	300,000	292,338
Washington Mutual, Inc., 6.875%, 06/15/2011	BBB+	400,000	404,382
988,971

EVERGREEN
Fixed Income Fund II
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS- continued
FINANCIALS - continued
Diversified Financials - 8.6%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	$ 300,000	$297,706
Ford Motor Credit Co., 7.375%, 10/28/2009	BBB+	275,000	270,229
International Lease Finance Corp., 5.95%, 06/06/2005	AA-	250,000	252,583
Merrill Lynch & Co., 6.15%, 01/26/2006	AA-	500,000	509,368
Norwest Financial, Inc., 7.60%, 05/03/2005	A+	400,000	431,567
PNC Funding Corp., 7.50%, 11/01/2009	BBB+	500,000	519,153
Sprint Capital Corp., 6.875%, 11/15/2028	BBB+	300,000	240,824
USAA Capital Corp., 5.59%, 12/20/2006 144A	AAA	265,000	261,962
2,783,392
Insurance - 1.5%
American General Finance Corp., MTN, 5.875%, 07/14/2006	A+	500,000	501,103
Real Estate - 2.8%
Duke Realty LP, 7.05%, 03/01/2006 REIT	BBB+	500,000	511,360
EOP Operating LP, 6.80%, 01/15/2009	BBB+	400,000	398,166
909,526
HEALTH CARE - 1.6%
Pharmaceuticals - 1.6%
Wyeth, 6.25%, 03/15/2006	A	500,000	512,808
INDUSTRIALS - 1.0%
Machinery - 1.0%
Ingersoll Rand Co., 6.25%, 05/15/2006	BBB+	325,000	325,691
INFORMATION TECHNOLOGY - 0.9%
Communications Equipment - 0.9%
SBC Communications, Inc., 6.25%, 03/15/2011	AA-	300,000	297,761
MATERIALS - 0.7%
Paper & Forest Products - 0.7%
Weyerhaeuser Co., 5.50%, 03/15/2005 144A	BBB	220,000	219,298
TELECOMMUNICATION SERVICES - 1.1%
Diversified Telecommunication Services - 1.1%
MCI WorldCom, Inc., 6.95%, 08/15/2028	BBB+	150,000	104,802
Verizon New York, Inc., Ser. A, 6.875%, 04/01/2012	A+	250,000	249,470
354,272
UTILITIES - 0.6%
Electric Utilities - 0.6%
Dominion Resources, Inc., 7.625%, 07/15/2005	BBB+	175,000	185,381
Total Corporate Bonds			9,264,716
MORTGAGE-BACKED SECURITIES - 26.8%
FNMA:
5.50%, 02/01/2017	AAA	1,618,646	1,578,465
5.50%, TBA #	AAA	840,000	817,950
5.50%, TBA (tt)	AAA	365,000	355,419
5.74%, 03/01/2011	AAA	297,131	297,128
5.79%, 06/01/2011	AAA	595,662	596,631
5.80%, 03/01/2011	AAA	495,355	497,379

EVERGREEN
Fixed Income Fund II
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

MORTGAGE-BACKED SECURITIES - continued
FNMA - continued
6.00%, 05/01/2029	AAA	$ 993,279	$970,743
6.44%, 12/01/2010	AAA	445,387	466,066
6.79%, 04/01/2004	AAA	345,184	357,773
7.10%, 06/01/2004	AAA	667,503	695,856
7.50%, 09/01/2029-06/01/2031	AAA	1,591,670	1,649,570
7.53%, 05/01/2007	AAA	403,813	434,200
Total Mortgage-Backed Securities			8,717,180
U.S. TREASURY OBLIGATIONS - 15.8%
U.S. Treasury Bonds, 6.25%, 08/15/2023 ##	AAA	1,830,000	1,874,608
U.S. Treasury Notes:
5.25%, 05/15/2004	AAA	2,125,000	2,189,498
6.125%, 08/15/2007	AAA	1,020,000	1,072,076
Total U.S. Treasury Obligations			5,136,182
YANKEE OBLIGATIONS-CORPORATE - 0.9%
TELECOMMUNICATION SERVICES - 0.9%
Wireless Telecommunications Services - 0.9%
Vodafone Group Plc, 7.75%, 02/15/2010	A	260,000	278,418

		Shares	Value

SHORT-TERM INVESTMENTS - 6.0%
MUTUAL FUND SHARES - 6.0%
Evergreen Institutional Money Market Fund (o) (t)		1,955,874	1,955,874
Total Investments - (cost $34,275,912) - 104.5%			33,983,991
Other Assets and Liabilities - (4.5%)			(1,463,281)
Net Assets - 100.0%			$32,520,710

See Combined Notes to Schedules of Investments.

EVERGREEN
Fixed Income Fund II
Schedule of Investments
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

ASSET-BACKED SECURITIES - 4.6%
Advanta Home Equity Loan Trust, Ser. 1993-2, Class A2, 6.15%, 10/25/2009	AAA	$ 201,379	$201,245
GE Capital Mtg. Funding Corp. II, Ser. 1999-HE3, Class A3, 7.11%, 07/25/2014	Aaa	271,452	275,135
MBNA Master Credit Card Trust:
Ser. 1998-J, Class A, 5.25%, 02/15/2006	AAA	375,000	386,130
Ser. 2001, Class C3, 6.55%, 12/15/2008	BBB	185,000	191,103
Morgan Stanley Co., Inc., 5.87%, 09/01/2007 TRACERS 144A (k)	A3	450,000	455,829
Total Asset-Backed Securities			1,509,442
COLLATERALIZED MORTGAGE OBLIGATIONS - 18.9%
Commerce 2000, Ser. C1, Class A1, 7.21%, 09/15/2008	AAA	263,613	281,274
FHLMC:
Ser. 2362, Class PC, 6.50%, 04/15/2017	AAA	500,000	517,634
Ser. 2366, Class MG, 6.00%, 12/15/2014	AAA	450,000	459,616
Ser. 2389, Class CD, 6.00%, 12/01/2031	AAA	355,000	363,862
FNMA:
Ser. 1999-8, Class QD, 6.00%, 03/25/2014	AAA	500,000	509,298
Ser. 2001-TB, Class A1, 7.50%, 07/25/2041	AAA	457,949	480,437
Ser. 2001-T12, Class A2, 7.50%, 08/25/2041	AAA	585,546	617,906
Ser. 2002-16, Class XN, 6.00%, 05/25/2012 (h)	AAA	600,000	612,471
Ser. 2002-9, Class PB, 6.00%, 11/25/2014	AAA	1,100,000	1,121,320
Lehman Brothers Comml. Conduit Mtge. Trust, Ser. 1999-C1, Class A2, 6.78%, 06/15/2031	AAA	490,000	519,121
Morgan Stanley Capital I, Inc.:
Ser. 1998-XL1, Class A3, 6.48%, 06/03/2030	AAA	460,000	478,518
Ser. 1998-XL2, Class A2, 6.17%, 10/03/2008	AAA	305,000	313,309
Total Collateralized Mortgage Obligations			6,274,766
CORPORATE BONDS - 28.3%
CONSUMER DISCRETIONARY - 3.7%
Automobiles - 2.8%
Ford Motor Co., 6.375%, 02/01/2029	BBB+	500,000	415,959
General Motors Corp., 7.20%, 01/15/2011	BBB+	500,000	512,062
928,021
Media - 0.9%
Comcast Cable Communications Corp., 6.20%, 11/15/2008	BBB	300,000	287,273
CONSUMER STAPLES - 3.1%
Beverages - 1.5%
Coca Cola Enterprises, Inc., 6.95%, 11/15/2026	A	500,000	512,105
Food & Drug Retailing - 1.6%
Safeway, Inc., 6.50%, 11/15/2008	BBB	500,000	515,097
FINANCIALS - 15.9%
Banks - 3.1%
Bank of America Corp., 7.125%, 09/15/2006	A+	275,000	296,931
National City Bank, 6.20%, 12/15/2011	A	300,000	299,915
Washington Mutual, Inc., 6.875%, 06/15/2011	BBB+	400,000	413,455
1,010,301
Diversified Financials - 8.5%
Alliance Capital Management LP, 5.625%, 08/15/2006	A+	300,000	302,140
Ford Motor Credit Co., 7.375%, 10/28/2009	BBB+	275,000	278,012
International Lease Finance Corp., 5.95%, 06/06/2005	AA-	250,000	255,180

EVERGREEN
Fixed Income Fund II
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
FINANCIALS - continued
Diversified Financials - continued
Merrill Lynch & Co., 6.15%, 01/26/2006	AA-	$ 500,000	$515,457
Norwest Financial, Inc., 7.60%, 05/03/2005	A+	400,000	434,629
PNC Funding Corp., 7.50%, 11/01/2009	BBB+	500,000	534,562
Sprint Capital Corp., 6.875%, 11/15/2028	BBB+	300,000	233,156
USAA Capital Corp., 5.59%, 12/20/2006 144A	AAA	265,000	266,396
2,819,532
Insurance - 1.5%
American General Finance Corp., 5.875%, 07/14/2006	A+	500,000	508,126
Real Estate - 2.8%
Duke Realty LP, 7.05%, 03/01/2006 REIT	BBB+	500,000	518,196
EOP Operating LP, 6.80%, 01/15/2009	BBB+	400,000	405,368
923,564
HEALTH CARE - 1.6%
Pharmaceuticals - 1.6%
Wyeth, 6.25%, 03/15/2006	A	500,000	520,754
INDUSTRIALS - 1.0%
Machinery - 1.0%
Ingersoll Rand Co., 6.25%, 05/15/2006	BBB+	325,000	330,764
INFORMATION TECHNOLOGY - 0.9%
Communications Equipment - 0.9%
SBC Communications, Inc., 6.25%, 03/15/2011	AA-	300,000	296,106
MATERIALS - 0.7%
Paper & Forest Products - 0.7%
Weyerhaeuser Co., 5.50%, 03/15/2005 144A	BBB	220,000	222,802
TELECOMMUNICATION SERVICES - 0.9%
Diversified Telecommunication Services - 0.9%
MCI WorldCom, Inc., 6.95%, 08/15/2028	BBB	150,000	63,118
Verizon New York, Inc., Ser. A, 6.875%, 04/01/2012	A+	250,000	246,668
309,786
UTILITIES - 0.5%
Electric Utilities - 0.5%
Dominion Resources, Inc., 7.625%, 07/15/2005	BBB+	175,000	187,785
Total Corporate Bonds			9,372,016
MORTGAGE-BACKED SECURITIES - 24.5%
FHLMC, 6.00%, TBA #	AAA	350,000	345,950
FNMA:
5.50%, 11/01/2016-04/01/2017	AAA	2,815,061	2,797,229
6.36%, 03/01/2011	AAA	296,896	306,018
6.41%, 06/01/2011	AAA	595,241	614,701
6.42%, 03/01/2011	AAA	495,008	512,244
6.79%, 04/01/2004	AAA	344,576	359,524
7.10%, 06/01/2004	AAA	666,816	700,707
7.13%, 12/01/2010	AAA	445,126	479,465
7.50%, 09/01/2029-06/01/2031	AAA	1,491,920	1,559,600
7.53%, 05/01/2007	AAA	403,509	442,795
Total Mortgage-Backed Securities			8,118,233

EVERGREEN
Fixed Income Fund II
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

U.S. TREASURY OBLIGATIONS - 21.1%
U.S. Treasury Bonds, 6.25%, 08/15/2023 ##	AAA	$2,350,000	$2,495,775
U.S. Treasury Notes:
5.25%, 05/15/2004	AAA	2,125,000	2,209,337
6.125%, 08/15/2007	AAA	2,120,000	2,270,472
Total U.S. Treasury Obligations			6,975,584
YANKEE OBLIGATIONS-CORPORATE - 0.8%
TELECOMMUNICATION SERVICES - 0.8%
Wireless Telecommunications Services - 0.8%
Vodafone Group Plc, 7.75%, 02/15/2010	A	260,000	278,537
Total Investments - (cost $32,288,568) - 98.2%			32,528,578
Other Assets and Liabilities - 1.8%			610,424
Net Assets - 100.0%			$33,139,002

See Combined Notes to Schedules of Investments.

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - 86.0%
CONSUMER DISCRETIONARY - 39.4%
Auto Components - 3.4%
American Axle & Manufacturing, Inc., 9.75%, 03/01/2009	B+	$ 500,000	$535,000
Collins & Aikman Products Co., 11.50%, 04/15/2006	B	1,700,000	1,581,000
CSK Auto, Inc., 12.00%, 06/15/2006 144A	B	750,000	798,750
Delco Remy International, Inc., 11.00%, 05/01/2009	B	1,700,000	1,572,500
Lear Corp., Ser. B, 8.11%, 05/15/2009	BB+	1,550,000	1,591,311
6,078,561
Hotels, Restaurants & Leisure - 18.9%
Anchor Gaming, 9.875%, 10/15/2008	BB+	1,500,000	1,680,000
Argosy Gaming Co., 10.75%, 06/01/2009	B+	1,700,000	1,882,750
Aztar Corp., 8.875%, 05/15/2007	B+	1,700,000	1,759,500
Coast Hotels & Casinos, Inc.:
9.50%, 04/01/2009 144A	B	500,000	530,625
9.50%, 04/01/2009	B	1,250,000	1,326,562
Del Webb Corp., 9.375%, 05/01/2009	BB+	1,500,000	1,591,875
Hollywood Casino Corp.:
11.25%, 05/01/2007	B	1,800,000	1,998,000
13.00%, 08/01/2006	B-	1,550,000	1,670,125
Horseshoe Gaming Holdings, Ser. B, 8.625%, 05/15/2009	B+	1,550,000	1,619,750
International Game Technology, 8.375%, 05/15/2009	BBB-	1,800,000	1,881,000
Isle of Capri Casinos, Inc., 8.75%, 04/15/2009	B	1,700,000	1,708,500
Jack In The Box, Inc., 8.375%, 04/15/2008	BB-	1,500,000	1,541,250
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007	BB-	1,700,000	1,848,750
Meristar Hospitality Corp., 9.00%, 01/15/2008	B+	1,550,000	1,581,000
Mohegan Tribal Gaming Authority, 8.75%, 01/01/2009	BB-	1,550,000	1,592,625
Prime Hospitality Corp., Ser. B, 9.75%, 04/01/2007	B+	1,550,000	1,623,625
Royal Caribbean Cruises, Ltd, 8.75%, 02/02/2011	BB+	1,750,000	1,691,795
Six Flags, Inc., 8.875%, 02/01/2010 144A	B	1,750,000	1,780,625
Station Casinos, Inc., 9.875%, 07/01/2010	B+	1,800,000	1,939,500
Tricon Global Restaurants, Inc., 8.875%, 04/15/2011	BB	1,550,000	1,643,000
WCI Communities, Inc., 10.625%, 02/15/2011	B	650,000	705,250
33,596,107
Household Durables - 4.6%
Interface, Inc., 10.375%, 02/01/2010 144A	BB	250,000	264,063
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	1,685,000	1,836,650
MDC Holdings, Inc., 8.375%, 02/01/2008	BB+	785,000	804,625
Meritage Corp., 9.75%, 06/01/2011	B	1,800,000	1,894,500
Sealy Mattress Co., Ser. B, 9.875%, 12/15/2007	B-	1,800,000	1,845,000
Windmere Durable Holdings, Inc., 10.00%, 07/31/2008	B-	1,550,000	1,596,500
8,241,338
Leisure Equipment & Products - 0.9%
CSC Holdings, Inc., 7.25%, 07/15/2008	BB+	1,750,000	1,677,228
Media - 7.9%
Chancellor Media Corp., 8.00%, 11/01/2008	BBB-	1,550,000	1,627,500
Charter Communications Holdings LLC, 8.625%, 04/01/2009	B+	1,700,000	1,547,000
Echostar DBS Corp., 9.375%, 02/01/2009	B+	1,800,000	1,881,000
Emmis Communications Corp., Ser. B, 8.125%, 03/15/2009	B-	1,750,000	1,793,750
Entercom Radio LLC, 7.625%, 03/01/2014	B+	800,000	804,000

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
CONSUMER DISCRETIONARY - continued
Media - continued
Hollinger International, Inc., 9.25%, 02/01/2006	B+	$1,800,000	$1,858,500
LIN Television Corp., 8.375%, 03/01/2008	B-	1,700,000	1,700,000
Quebecor World, Inc., 7.75%, 02/15/2009	BBB	1,000,000	985,192
Sinclair Broadcast Group, Inc., 8.75%, 12/15/2007	B	1,750,000	1,793,750
13,990,692
Specialty Retail - 3.7%
Michaels Stores, Inc., 9.25%, 07/01/2009	BB	1,700,000	1,821,125
Office Depot, Inc., 10.00%, 07/15/2008	BB+	1,750,000	1,951,250
Petco Animal Supplies, Inc., 10.75%, 11/01/2011 144A	B	1,750,000	1,925,000
Steinway Musical Instruments, Inc., 8.75%, 04/15/2011	BB-	800,000	804,000
6,501,375
CONSUMER STAPLES - 3.4%
Beverages - 0.9%
Constellation Brands, Inc., 8.625%, 08/01/2006	BB	1,500,000	1,590,000
Food & Drug Retailing - 1.6%
Marsh Supermarket, Inc., Ser. B, 8.875%, 08/01/2007	B+	1,250,000	1,257,813
Pantry, Inc., 10.25%, 10/15/2007	B-	1,800,000	1,647,000
2,904,813
Food Products - 0.9%
Land O’Lakes, Inc., 8.75%, 11/15/2011 144A	BB	540,000	540,000
Michael Foods, Inc., Ser. B, 11.75%, 04/01/2011	B-	1,000,000	1,095,000
1,635,000
ENERGY - 5.0%
Energy Equipment & Services - 2.3%
Dresser, Inc., 9.375%, 04/15/2011	B	1,750,000	1,811,250
Parker Drilling Co., Ser. D, 9.75%, 11/15/2006	B+	650,000	672,750
SESI LLC, 8.875%, 05/15/2011	BB-	1,500,000	1,507,500
3,991,500
Oil & Gas - 2.7%
Chesapeake Energy Corp., 8.125%, 04/01/2011	B+	1,800,000	1,813,500
Pioneer Natural Resources Co., 9.625%, 04/01/2010	BB+	800,000	872,146
Stone Energy Corp., 8.25%, 12/15/2011	B+	615,000	631,912
Westport Resources Corp., 8.25%, 11/01/2011	BB-	800,000	826,000
XTO Energy, Inc., Ser. B, 9.25%, 04/01/2007	BB-	700,000	735,000
4,878,558
FINANCIALS - 1.3%
Diversified Financials - 0.7%
UCAR Finance, Inc., 10.25%, 02/15/2012 144A	B-	1,250,000	1,318,750
Real Estate - 0.6%
Choctaw Resort Development Enterprise, 9.25%, 04/01/2009	BB-	1,025,000	1,060,875
HEALTH CARE - 7.3%
Health Care Equipment & Supplies - 0.1%
Rotech Healthcare, Inc., 9.50%, 04/01/2012 144A	B+	250,000	259,375

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
HEALTH CARE - continued
Health Care Providers & Services - 7.2%
Alaris Medical Systems, Inc., Ser. B, 11.625%, 12/01/2006	B+	$ 100,000	$109,500
Bergen Brunswig Corp., 7.375%, 01/15/2003	BB-	1,325,000	1,348,187
Coventry Health Care, Inc., 8.125%, 02/15/2012 144A	BB+	250,000	252,188
DaVita, Inc., 9.25%, 04/15/2011	B	1,000,000	1,173,750
Express Scripts, Inc., 9.625%, 06/15/2009	BBB-	1,750,000	1,942,500
LifePoint Hospitals Holdings, Inc., Ser. B, 10.75%, 05/15/2009	B	1,650,000	1,885,125
Omnicare, Inc., 8.125%, 03/15/2011	BB+	1,750,000	1,850,625
Stewart Enterprises, Inc., 10.75%, 07/01/2008	B+	1,650,000	1,823,250
Tenet Healthcare Corp., Ser. B, 8.125%, 12/01/2008	BBB-	550,000	601,071
Triad Hospitals, Inc, Ser. B, 8.75%, 05/01/2009	B-	1,700,000	1,819,000
12,805,196
INDUSTRIALS - 9.5%
Aerospace & Defense - 2.0%
BE Aerospace, Inc., 9.50%, 11/01/2008	B	1,650,000	1,559,250
Sequa Corp.:
8.875%, 04/01/2008	BB	850,000	854,250
9.00%, 08/01/2009	BB	1,150,000	1,155,750
3,569,250
Commercial Services & Supplies - 2.6%
Allied Waste North America, Inc., Ser. B, 10.00%, 08/01/2009	B+	1,700,000	1,729,750
Coinmach Corp., 9.00%, 02/01/2010 144A	B	250,000	258,750
Iron Mountain, Inc., 8.625%, 04/01/2013	B	1,500,000	1,582,500
Mail Well I Corp., 9.625%, 03/15/2012 144A	BB	1,000,000	1,035,000
4,606,000
Construction & Engineering - 1.9%
KB Home, 8.625%, 12/15/2008	BB-	750,000	776,250
Schuler Homes, Inc., 10.50%, 07/15/2011	B+	1,650,000	1,773,750
Toll Brothers, Inc., 8.25%, 12/01/2011	BB+	750,000	765,000
3,315,000
Machinery - 3.0%
AGCO Corp., 8.50%, 03/15/2006	BB-	1,700,000	1,708,500
Eagle-Picher Industries, Inc., 9.375%, 03/01/2008	B-	430,000	303,150
Navistar International Corp., 8.00%, 02/01/2008	BB-	1,750,000	1,734,687
Terex Corp., 8.875%, 04/01/2008	B	1,550,000	1,600,375
5,346,712
INFORMATION TECHNOLOGY - 1.5%
Semiconductor Equipment & Products - 1.5%
Amkor Technology, Inc., 9.25%, 02/15/2008	B+	1,135,000	1,129,325
Fairchild Semiconductor Corp., 10.125%, 03/15/2007	B	1,415,000	1,478,675
2,608,000

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
MATERIALS - 13.5%
Chemicals - 4.1%
Airgas, Inc., 9.125%, 10/01/2011	B+	$1,070,000	$1,139,550
Lyondell Chemical Co.:
9.50%, 12/15/2008 144A	BB	50,000	51,000
Ser. A, 9.625%, 05/01/2007	BB	1,700,000	1,746,750
Millennium America, Inc., 9.25%, 06/15/2008	BBB-	1,750,000	1,811,250
Noveon, Inc., Ser. B, 11.00%, 02/28/2011	B	1,000,000	1,065,000
Scotts Co., 8.625%, 01/15/2009	B+	1,520,000	1,580,800
7,394,350
Containers & Packaging - 5.3%
Four M Corp., Ser. B, 12.00%, 06/01/2006	B	1,800,000	1,827,000
Graphic Packaging Corp., 8.625%, 02/15/2012 144A	B+	500,000	521,250
Owens-Illinois, Inc.:
7.15%, 05/15/2005	B+	1,800,000	1,728,000
8.875%, 02/15/2009 144A	BB	1,800,000	1,845,000
Packaging Corp. of America, Ser. B, 9.625%, 04/01/2009	BB+	1,700,000	1,857,250
Stone Container Corp., 9.75%, 02/01/2011	B	1,550,000	1,681,750
9,460,250
Metals & Mining - 4.1%
Alaska Steel Corp., 7.875%, 02/15/2009	BB	1,700,000	1,721,250
Century Aluminum Co., 11.75%, 04/15/2008	BB-	1,775,000	1,881,500
Peabody Energy Corp., Ser. B, 9.625%, 05/15/2008	B+	1,800,000	1,926,000
United States Steel LLC, 10.75%, 08/01/2008 144A	BB	1,700,000	1,708,500
7,237,250
TELECOMMUNICATION SERVICES - 2.4%
Diversified Telecommunication Services - 1.0%
Panamsat Corp., 8.50%, 02/01/2012 144A	B	1,750,000	1,750,000
Wireless Telecommunications Services - 1.4%
Powertel, Inc., 11.125%, 06/01/2007	A-	600,000	645,000
Price Communications Wireless, Inc., Ser. B, 9.125%, 12/15/2006	B+	600,000	627,000
Triton PCS, Inc., 8.75%, 11/15/2011	B-	1,420,000	1,327,700
2,599,700
UTILITIES - 2.7%
Electric Utilities - 0.8%
Calpine Corp., 7.75%, 04/15/2009	B+	1,725,000	1,347,523
Gas Utilities - 1.9%
El Paso Energy Partners, LP, 8.50%, 06/01/2011	BB-	1,800,000	1,863,000
Western Gas Resources, Inc., 10.00%, 06/15/2009	BB-	1,500,000	1,597,500
3,460,500
Total Corporate Bonds			153,223,903

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)
March 31, 2002 (Unaudited)

	Credit Rating(v)	Principal Amount	Value

YANKEE OBLIGATIONS-CORPORATE - 6.5%
CONSUMER DISCRETIONARY - 1.4%
Hotels, Restaurants & Leisure - 0.6%
Intrawest Corp., 10.50%, 02/01/2010	B+	$1,000,000	$1,055,000
Media - 0.8%
Rogers Cablesystems, Ltd., 11.00%, 12/01/2015	BB-	1,250,000	1,381,250
FINANCIALS - 0.3%
Diversified Financials - 0.3%
Tembec Finance Corp., 9.875%, 09/30/2005	BB+	575,000	593,929
MATERIALS - 3.0%
Metals & Mining - 0.0%
Bulong Operation Property, Ltd., 12.50%, 12/15/2008(g)+	NR	75,000	1,875
Paper & Forest Products - 3.0%
Domtar, Inc., 8.75%, 08/01/2006	BBB-	1,570,000	1,703,299
Norampac, Inc., 9.50%, 02/01/2008	BB+	1,700,000	1,814,750
Tembec Industries, Inc., 7.75%, 03/15/2012 144A	BB+	1,750,000	1,721,563
5,239,612
TELECOMMUNICATION SERVICES - 1.8%
Diversified Telecommunication Services - 0.9%
Star Choice Communications, 13.00%, 12/15/2005	B+	1,550,000	1,643,000
Wireless Telecommunications Services - 0.9%
Rogers Cantel, Inc., 9.75%, 06/01/2016	BB+	1,800,000	1,584,000
Total Yankee Obligations-Corporate			11,498,666

		Shares	Value

SHORT-TERM INVESTMENTS - 4.6%
MUTUAL FUND SHARES - 4.6%
Evergreen Institutional Money Market Fund (o)		8,198,109	8,198,109
Total Investments - (cost $168,619,349) - 97.1%			172,920,678
Other Assets and Liabilities - 2.9%			5,220,179
Net Assets - 100.0%			$178,140,857

See Combined Notes to Schedules of Investments.

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - 83.8%
CONSUMER DISCRETIONARY - 38.3%
Auto Components - 3.6%
American Axle & Manufacturing, Inc., 9.75%, 03/01/2009	B+	$ 500,000	$541,250
Collins & Aikman Products Co., 11.50%, 04/15/2006	B	1,700,000	1,721,250
CSK Auto, Inc., 12.00%, 06/15/2006 144A	B	750,000	806,250
Delco Remy International, Inc., 11.00%, 05/01/2009	B	1,700,000	1,593,750
Lear Corp., Ser. B, 8.11%, 05/15/2009	BB+	1,550,000	1,616,526
6,279,026
Hotels, Restaurants & Leisure - 17.4%
Anchor Gaming, 9.875%, 10/15/2008	BB+	1,500,000	1,678,125
Argosy Gaming Co., 10.75%, 06/01/2009	B+	1,700,000	1,889,125
Aztar Corp., 8.875%, 05/15/2007	B+	1,700,000	1,780,750
Coast Hotels & Casinos, Inc.:
9.50%, 04/01/2009 144A	B	500,000	531,875
9.50%, 04/01/2009	B	1,250,000	1,329,687
Hollywood Casino Corp.:
11.25%, 05/01/2007	B	1,800,000	2,007,000
13.00%, 08/01/2006	B-	1,550,000	1,697,250
Horseshoe Gaming Holdings, Ser. B, 8.625%, 05/15/2009	B+	1,550,000	1,619,750
International Game Technology, 8.375%, 05/15/2009	BBB-	1,800,000	1,912,500
Isle of Capri Casinos, Inc., 8.75%, 04/15/2009	B	1,700,000	1,751,000
Jack In The Box, Inc., 8.375%, 04/15/2008	BB-	1,500,000	1,537,500
Mandalay Resort Group, Ser. B, 10.25%, 08/01/2007	BB-	1,700,000	1,882,750
Meristar Hospitality Corp., 9.00%, 01/15/2008	B+	1,550,000	1,588,750
Mohegan Tribal Gaming Authority, 8.00%, 04/01/2012 144A	BB-	1,550,000	1,563,563
Prime Hospitality Corp., Ser. B, 9.75%, 04/01/2007	B+	1,550,000	1,629,437
Six Flags, Inc., 8.875%, 02/01/2010 144A	B	1,750,000	1,785,000
Station Casinos, Inc., 9.875%, 07/01/2010	B+	1,800,000	1,964,250
Tricon Global Restaurants, Inc., 8.875%, 04/15/2011	BB	1,550,000	1,674,000
WCI Communities, Inc., 10.625%, 02/15/2011	B	650,000	702,000
30,524,312
Household Durables - 4.7%
Interface, Inc., 10.375%, 02/01/2010 144A	BB	250,000	269,688
K. Hovnanian Enterprises, Inc., 10.50%, 10/01/2007	BB-	1,685,000	1,853,500
MDC Holdings, Inc., 8.375%, 02/01/2008	BB+	785,000	802,662
Meritage Corp., 9.75%, 06/01/2011	B	1,800,000	1,894,500
Sealy Mattress Co., Ser. B, 9.875%, 12/15/2007	B-	1,800,000	1,885,500
Windmere Durable Holdings, Inc., 10.00%, 07/31/2008	B-	1,550,000	1,600,375
8,306,225
Media - 8.9%
Chancellor Media Corp., 8.00%, 11/01/2008	BBB-	1,550,000	1,612,000
Charter Communications Holdings LLC, 8.625%, 04/01/2009	B+	1,700,000	1,525,750
CSC Holdings, Inc., 7.25%, 07/15/2008	BB+	1,750,000	1,652,546
Echostar DBS Corp., 9.375%, 02/01/2009	B+	1,800,000	1,885,500
Emmis Communications Corp., Ser. B, 8.125%, 03/15/2009	B-	1,750,000	1,800,313
Entercom Radio LLC, 7.625%, 03/01/2014	B+	800,000	806,000
Hollinger International, Inc., 9.25%, 02/01/2006	B+	1,800,000	1,858,500
LIN Television Corp., 8.375%, 03/01/2008	B-	1,700,000	1,721,250
Quebecor World, Inc., 7.75%, 02/15/2009	BBB	1,000,000	1,005,889
Sinclair Broadcast Group, Inc., 8.75%, 12/15/2007	B	1,750,000	1,824,375
15,692,123

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
CONSUMER DISCRETIONARY - continued
Specialty Retail - 3.7%
Michaels Stores, Inc., 9.25%, 07/01/2009	BB	$1,700,000	$1,810,500
Office Depot, Inc., 10.00%, 07/15/2008	BB+	1,750,000	1,986,250
Petco Animal Supplies, Inc., 10.75%, 11/01/2011 144A	B	1,750,000	1,898,750
Steinway Musical Instruments, Inc., 8.75%, 04/15/2011	BB-	800,000	812,000
6,507,500
CONSUMER STAPLES - 2.4%
Beverages - 0.9%
Constellation Brands, Inc., 8.625%, 08/01/2006	BB	1,500,000	1,590,000
Food & Drug Retailing - 0.9%
Marsh Supermarket, Inc., Ser. B, 8.875%, 08/01/2007	B+	1,500,000	1,515,000
Food Products - 0.6%
Michael Foods, Inc., Ser. B, 11.75%, 04/01/2011	B-	1,000,000	1,105,000
ENERGY - 5.5%
Energy Equipment & Services - 2.3%
Dresser, Inc., 9.375%, 04/15/2011	B	1,750,000	1,824,375
Parker Drilling Co., Ser. D, 9.75%, 11/15/2006	B+	650,000	671,125
SESI LLC, 8.875%, 05/15/2011	BB-	1,500,000	1,515,000
4,010,500
Oil & Gas - 3.2%
Chesapeake Energy Corp., 8.125%, 04/01/2011	B+	1,800,000	1,809,000
Pioneer Natural Resources Co., 9.625%, 04/01/2010	BB+	800,000	888,149
Stone Energy Corp., 8.25%, 12/15/2011	B+	615,000	631,912
Tesoro Petrolium Corp., 9.625%, 04/01/2012 144A	B+	650,000	667,875
Westport Resources Corp., 8.25%, 11/01/2011	BB-	800,000	828,000
XTO Energy, Inc., Ser. B, 9.25%, 04/01/2007	BB-	700,000	738,500
5,563,436
FINANCIALS - 1.6%
Diversified Financials - 0.7%
UCAR Finance, Inc., 10.25%, 02/15/2012 144A	B-	1,250,000	1,321,875
Real Estate - 0.9%
Choctaw Resort Development Enterprise, 9.25%, 04/01/2009	BB-	1,025,000	1,076,250
Crescent Real Estate Equities, LP, 9.25%, 04/15/2009 REIT 144A	B+	450,000	462,128
1,538,378
HEALTH CARE - 6.5%
Health Care Equipment & Supplies - 0.2%
Rotech Healthcare, Inc., 9.50%, 04/01/2012 144A	B+	250,000	262,500
Health Care Providers & Services - 6.3%
Alaris Medical Systems, Inc., Ser. B, 11.625%, 12/01/2006	B+	100,000	111,750
Bergen Brunswig Corp., 7.375%, 01/15/2003	BB-	1,325,000	1,361,438
Coventry Health Care, Inc., 8.125%, 02/15/2012 144A	BB+	250,000	258,750
Express Scripts, Inc., 9.625%, 06/15/2009	BBB-	1,750,000	1,951,250
LifePoint Hospitals Holdings, Inc., Ser. B, 10.75%, 05/15/2009	B	1,650,000	1,928,437
Omnicare, Inc., 8.125%, 03/15/2011	BB+	1,750,000	1,859,375
Stewart Enterprises, Inc., 10.75%, 07/01/2008	B+	1,650,000	1,825,313
Triad Hospitals, Inc, Ser. B, 8.75%, 05/01/2009	B-	1,700,000	1,823,250
11,119,563

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
INDUSTRIALS - 9.0%
Aerospace & Defense - 2.0%
BE Aerospace, Inc., 9.50%, 11/01/2008	B	$1,480,000	$1,457,800
Sequa Corp.:
8.875%, 04/01/2008	BB	850,000	877,625
9.00%, 08/01/2009	BB	1,150,000	1,190,250
3,525,675
Commercial Services & Supplies - 2.0%
Allied Waste North America, Inc., Ser. B, 10.00%, 08/01/2009	B+	1,700,000	1,755,250
Coinmach Corp., 9.00%, 02/01/2010 144A	B	250,000	257,500
Iron Mountain, Inc., 8.625%, 04/01/2013	B	1,500,000	1,552,500
3,565,250
Construction & Engineering - 1.9%
KB Home, 8.625%, 12/15/2008	BB-	750,000	770,625
Schuler Homes, Inc., 10.50%, 07/15/2011	B+	1,650,000	1,782,000
Toll Brothers, Inc., 8.25%, 12/01/2011	BB+	750,000	763,125
3,315,750
Electrical Equipment - 0.2%
Stoneridge, Inc., 11.50%, 05/01/2012 144A	B	250,000	260,312
Machinery - 2.9%
AGCO Corp., 8.50%, 03/15/2006	BB-	1,700,000	1,725,500
Navistar International Corp., 8.00%, 02/01/2008	BB-	1,750,000	1,767,500
Terex Corp., 8.875%, 04/01/2008	B	1,550,000	1,623,625
5,116,625
INFORMATION TECHNOLOGY - 1.5%
Semiconductor Equipment & Products - 1.5%
Amkor Technology, Inc., 9.25%, 02/15/2008	B+	1,135,000	1,149,188
Fairchild Semiconductor Corp., 10.125%, 03/15/2007	B	1,415,000	1,491,056
2,640,244
MATERIALS - 13.7%
Chemicals - 4.1%
Airgas, Inc., 9.125%, 10/01/2011	B+	1,070,000	1,147,575
Lyondell Chemical Co.:
9.50%, 12/15/2008 144A	BB	50,000	49,250
Ser. A, 9.625%, 05/01/2007	BB	1,700,000	1,687,250
Millennium America, Inc., 9.25%, 06/15/2008	BBB-	1,750,000	1,785,000
Noveon, Inc., Ser. B, 11.00%, 02/28/2011	B	1,000,000	1,080,000
Scotts Co., 8.625%, 01/15/2009	B+	1,520,000	1,569,400
7,318,475
Containers & Packaging - 5.4%
Four M Corp., Ser. B, 12.00%, 06/01/2006	B	1,800,000	1,854,000
Graphic Packaging Corp., 8.625%, 02/15/2012 144A	B+	500,000	526,250
Owens-Illinois, Inc.:
7.15%, 05/15/2005	B+	1,800,000	1,719,000
8.875%, 02/15/2009 144A	BB	1,800,000	1,867,500
Packaging Corp. of America, Ser. B, 9.625%, 04/01/2009	BB+	1,700,000	1,861,500
Stone Container Corp., 9.75%, 02/01/2011	B	1,550,000	1,674,000
9,502,250

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Credit Rating(v)	Principal Amount	Value

CORPORATE BONDS - continued
MATERIALS - continued
Metals & Mining - 4.2%
Alaska Steel Corp., 7.875%, 02/15/2009	BB	$1,700,000	$1,723,375
Century Aluminum Co., 11.75%, 04/15/2008	BB-	1,775,000	1,917,000
Peabody Energy Corp., Ser. B, 9.625%, 05/15/2008	B+	1,800,000	1,921,500
United States Steel LLC, 10.75%, 08/01/2008 144A	BB	1,700,000	1,763,750
7,325,625
TELECOMMUNICATION SERVICES - 2.5%
Diversified Telecommunication Services - 1.0%
Panamsat Corp., 8.50%, 02/01/2012 144A	B	1,750,000	1,758,750
Wireless Telecommunications Services - 1.5%
Powertel, Inc., 11.125%, 06/01/2007	BBB+	600,000	637,500
Price Communications Wireless, Inc., Ser. B, 9.125%, 12/15/2006	B+	600,000	630,000
Triton PCS, Inc., 8.75%, 11/15/2011	B-	1,420,000	1,334,800
2,602,300
UTILITIES - 2.8%
Electric Utilities - 0.8%
Calpine Corp., 7.75%, 04/15/2009	B+	1,725,000	1,459,847
Gas Utilities - 2.0%
El Paso Energy Partners, LP, 8.50%, 06/01/2011	BB-	1,800,000	1,863,000
Western Gas Resources, Inc., 10.00%, 06/15/2009	BB-	1,500,000	1,620,000
3,483,000
Total Corporate Bonds			147,209,541
YANKEE OBLIGATIONS-CORPORATE - 7.2%
CONSUMER DISCRETIONARY - 2.4%
Hotels, Restaurants & Leisure - 1.6%
Intrawest Corp., 10.50%, 02/01/2010	B+	1,000,000	1,065,000
Royal Caribbean Cruises, Ltd, 8.75%, 02/02/2011	BB+	1,750,000	1,700,547
2,765,547
Media - 0.8%
Rogers Cablesystems, Ltd., 11.00%, 12/01/2015	BB-	1,250,000	1,409,375
MATERIALS - 3.0%
Metals & Mining - 0.0%
Bulong Operation Property, Ltd., 12.50%, 12/15/2008 (g)+	NR	75,000	1,875
Paper & Forest Products - 3.0%
Domtar, Inc., 8.75%, 08/01/2006	BBB-	1,570,000	1,722,613
Norampac, Inc., 9.50%, 02/01/2008	BB+	1,700,000	1,819,000
Tembec Industries, Inc., 7.75%, 03/15/2012 144A	BB+	1,750,000	1,754,375
5,295,988
TELECOMMUNICATION SERVICES - 1.8%
Diversified Telecommunication Services - 0.9%
Star Choice Communications, 13.00%, 12/15/2005	B+	1,550,000	1,650,750
Wireless Telecommunications Services - 0.9%
Rogers Cantel, Inc., 9.75%, 06/01/2016	BB+	1,800,000	1,629,000
Total Yankee Obligations-Corporate			12,752,535

EVERGREEN
Select High Yield Bond Fund
Schedule of Investments (continued)
April 30, 2002

	Shares	Value

SHORT-TERM INVESTMENTS - 7.2%
MUTUAL FUND SHARES - 7.2%
Evergreen Institutional Money Market Fund (o)	12,661,643	$12,661,643
Total Investments - (cost $167,250,861) - 98.2%		172,623,719
Other Assets and Liabilities - 1.8%		3,118,150
Net Assets - 100.0%		$175,741,869

See Combined Notes to Schedules of Investments.

Combined Notes to Schedules of Investments

144A	Security that may be sold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended.
This security has been determined to be liquid under guidelines established by the Board of Trustees.
(v)	Credit ratings are unaudited and rated by Moody's Investors Service where Standard and Poor's ratings are not available.
(o)	The advisor of the Fund and the advisor of the money market fund are each a subsidiary of Wachovia Corporation.
(h)	No market quotation available. Valued at fair value as determined in good faith under procedures established by the Board of Trustees.
(k)	Security accrues interest at a fixed coupon which is based on an underlying pool of securities.
(g)	Security which has defaulted on payment of interest and/or principal. The Fund has stopped accruing interest on this security.
+	Security is deemed illiquid and is valued using market quotations where readily available. In the absence of market quotations, the security is valued based upon its fair value determined under procedures approved by the Board of Trustees.
(t)	All or a portion of the principal amount of this security was pledged as collateral for open mortgage dollar roll agreements.
(tt)	Security acquired under mortgage dollar roll agreement.
#	When-issued security.
##	All or a portion of this security has been segregated for when-issued securities.

Summary of Abbreviations:
FHLMC	Federal Home Loan Mortgage Corp.
FNMA	Federal National Mortgage Association
GNMA	Government National Mortgage Association
MTN	Medium Term Note
REIT	Real Estate Investment Trust
TBA	To Be Announced
TRACERS	Traded Custody Receipts

EVERGREEN
Fixed Income Funds
Statements of Assets and Liabilities

	Core Bond Fund		Fixed Income Fund II		High Yield Bond Fund

	April 30, 2002	March 31, 2002 (Unaudited)	April 30, 2002	March 31, 2002 (Unaudited)	April 30, 2002	March 31, 2002 (Unaudited)

Assets
Identified cost of securities	$1,968,616,402	$1,913,280,335	$32,288,568	$34,275,912	$167,250,861	$168,619,349
Net unrealized gains or losses on securities	27,360,520	(338,656)	240,010	(291,921)	5,372,858	4,301,329

Market value of securities	1,995,976,922	1,912,941,679	32,528,578	33,983,991	172,623,719	172,920,678
Cash	0	0	0	864,626	0	179
Receivable for securities sold	27,341,916	10,110,483	1,327,985	1,350,649	260,000	1,768,715
Receivable for Fund shares sold	4,478,139	5,003,988	0	0	40,152	15,000
Interest and dividends receivable	18,583,688	17,496,788	377,619	315,224	3,947,468	4,591,458
Receivable from investment advisor	201,386	122,103	0	0	0	0
Prepaid expenses and other assets	90,367	80,540	67,789	71,655	24,191	25,003

Total assets	2,046,672,418	1,945,755,581	34,301,971	36,586,145	176,895,530	179,321,033

Liabilities
Distributions payable	4,651,404	7,659,657	0	427,756	635,038	1,153,831
Payable for securities purchased	73,020,660	56,885,690	346,270	3,258,167	500,000	0
Payable for Fund shares redeemed	3,653,279	1,640,993	13,500	15,000	0	0
Payable for open mortgage dollar rolls	51,306,469	36,210,007	0	361,388	0	0
Deferred mortgage dollar roll income	83,755	56,548	0	1,849	0	0
Due to custodian bank	0	0	799,027	0	0	0
Advisory fee payable	0	0	0	0	3,187	8,606
Distribution Plan expenses payable	6,300	22,847	0	0	0	0
Due to other related parties	5,233	20,193	0	0	480	1,953
Accrued expenses and other
liabilities	113,931	90,728	4,172	1,275	14,956	15,786

Total liabilities	132,841,031	102,586,663	1,162,969	4,065,435	1,153,661	1,180,176

Net assets	$1,913,831,387	$1,843,168,918	$33,139,002	$32,520,710	$175,741,869	$178,140,857

Net assets represented by
Paid-in capital	$1,883,745,622	$1,836,346,760	$33,886,020	$34,133,629	$178,499,809	$182,086,686
Undistributed (overdistributed) net investment income	573,678	942,546	20,444	(290,747)	(637,194)	(665,170)
Accumulated net realized gains or losses on securities	2,151,567	6,218,268	(1,007,472)	(1,030,251)	(7,493,604)	(7,581,988)
Net unrealized gains or losses on securities	27,360,520	(338,656)	240,010	(291,921)	5,372,858	4,301,329

Total net assets	$1,913,831,387	$1,843,168,918	$33,139,002	$32,520,710	$175,741,869	$178,140,857

Net assets consists of
Class A	$145,263,986	$137,681,150	$0	$0	$0	$0
Class B	126,190,595	111,731,257	0	0	0	0
Class C	64,494,251	58,574,253	0	0	0	0
Class I	1,558,013,329	1,515,370,569	33,137,881	32,519,612	175,740,849	178,139,844
Class IS	19,869,226	19,811,689	1,121	1,098	1,020	1,013

Total net assets	$1,913,831,387	$1,843,168,918	$33,139,002	$32,520,710	$175,741,869	$178,140,857

Shares outstanding
Class A	13,795,193	13,280,501	0	0	0	0
Class B	11,984,289	10,778,281	0	0	0	0
Class C	6,125,060	5,650,140	0	0	0	0
Class I	147,959,662	146,168,886	2,597,863	2,603,421	18,781,208	19,165,283
Class IS	1,887,002	1,911,065	88	88	109	109

Net asset value per share
Class A	$10.53	$10.37	--	--	--	--
Class A -- Offering price (based on sales charge of 4.75%)	$11.06	$10.89	--	--	--	--
Class B	$10.53	$10.37	--	--	--	--
Class C	$10.53	$10.37	--	--	--	--
Class I	$10.53	$10.37	$12.76	$12.49	$9.36	$9.29
Class IS	$10.53	$10.37	$12.74	$12.48	$9.36	$9.29

See Combined Notes to Financial Statements.

EVERGREEN
Fixed Income Funds
Statements of Operations

	Core Bond Fund			Fixed Income Fund II

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30, 2001	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30, 2001

Investment income
Interest Income	$57,710,385	$48,964,499	$89,259,689	$1,271,582	$1,104,247	$3,637,892
Dividends	1,209,555	1,059,141	3,006,312	0	0	0

Total investment income	58,919,940	50,023,640	92,266,001	1,271,582	1,104,247	3,637,892

Expenses
Advisory fee	3,355,915	2,861,450	4,635,086	0	0	0
Distribution Plan expenses
Class A	182,025	153,001	45,868	0	0	0
Class B	491,303	393,705	37,362	0	0	0
Class C	265,515	215,520	29,160	0	0	0
Class IS	29,898	25,800	54,811	2	2	4
Administrative services fees	1,048,723	894,203	1,448,464	0	0	0
Transfer agent fee	122,184	107,638	79,788	8,117	7,235	7,924
Trustees’ fees and expenses	25,300	21,706	27,071	706	606	1,303
Printing and postage expenses	43,314	37,101	41,491	2,220	1,855	1,702
Custodian fee	303,095	241,891	438,522	8,026	6,826	11,192
Registration and filing fees	88,138	74,834	42,405	30,642	25,377	14,798
Professional fees	16,589	14,232	25,929	13,773	10,594	18,443
Other	65,542	59,173	63,707	1,817	1,612	22,738

Total expenses	6,037,541	5,100,254	6,969,664	65,303	54,107	78,104
Less: Expense reductions	(22,478)	(21,630)	(59,219)	(384)	(366)	(4,092)
Fee waivers	(625,108)	(406,977)	(605,138)	0	0	0

Net expenses	5,389,955	4,671,647	6,305,307	64,919	53,741	74,012

Net investment income	53,529,985	45,351,993	85,960,694	1,206,663	1,050,506	3,563,880

Net realized gains on securities	8,864,765	7,849,936	46,349,521	368,782	362,030	1,909,707

Net change in unrealized gains or losses on securities	(29,606,072)	(57,305,248)	50,724,824	(853,401)	(1,385,332)	1,033,726

Net realized and unrealized gains or losses on securities	(20,741,307)	(49,455,312)	97,074,345	(484,619)	(1,023,302)	2,943,433

Net increase (decrease) in net assets resulting from operations	$32,788,678	$(4,103,319)	$183,035,039	$722,044	$27,204	$6,507,313

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

See Combined Notes to Financial Statements.

EVERGREEN
Fixed Income Funds
Statements of Operations

	High Yield Bond Fund
	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,2001

Investment income
Interest Income	$8,708,354	$7,433,553	$11,490,156
Dividends	0	0	90,000

Total investment income	8,708,354	7,433,553	11,580,156

Expenses
Advisory fee	504,810	432,847	633,423
Distribution Plan expenses -- Class IS	2	2	4
Administrative services fees	100,962	86,569	126,685
Transfer agent fee	611	524	1,148
Trustees’ fees and expenses	1,733	1,700	3,000
Printing and postage expenses	2,908	1,818	5,735
Custodian fee	28,990	24,679	25,466
Registration and filing fees	32,226	31,797	45,793
Professional fees	12,306	9,011	19,823
Interest expense	2,447	2,447	0
Other	4,867	4,632	36,571

Total expenses	691,862	596,026	897,648
Less: Expense reductions	(6,101)	(5,908)	(14,967)
Fee waivers	(6,867)	(7,654)	(100,421)
Net expenses	678,894	582,464	782,260

Net investment income	8,029,460	6,851,089	10,797,896

Net realized losses on securities	(964,839)	(1,002,223)	(5,466,966)

Net change in unrealized gains or losses on securities	10,149,593	9,078,064	(3,602,633)

Net realized and unrealized gains or losses on securities	9,184,754	8,075,841	(9,069,599)

Net increase in net assets resulting from operations	$17,214,214	$14,926,930	$1,728,297

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

See Combined Notes to Financial Statements.

EVERGREEN
Core Bond Fund
Statements of Changes in Net Assets

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,
			2001	2000

Operations
Net investment income	$53,529,985	$45,351,993	$85,960,694	$72,682,068
Net realized gains or losses on securities	8,864,765	7,849,936	46,349,521	(8,547,053)
Net change in unrealized gains or losses on securities	(29,606,072)	(57,305,248)	50,724,824	11,534,883

Net increase (decrease) in net assets resulting from operations	32,788,678	(4,103,319)	183,035,039	75,669,898

Distributions to shareholders from
Net investment income
Class A	(3,513,389)	(2,946,519)	(925,203)	0
Class B	(1,981,179)	(1,586,323)	(158,750)	0
Class C	(1,074,447)	(869,045)	(122,421)	0
Class I	(45,343,772)	(38,839,622)	(84,186,313)	(70,628,747)
Class IS	(580,262)	(500,056)	(1,262,090)	(792,815)
Net realized gains
Class A	(1,400,272)	(1,400,272)	0	0
Class B	(896,252)	(896,252)	0	0
Class C	(498,348)	(498,348)	0	0
Class I	(18,596,022)	(18,596,022)	0	0
Class IS	(245,876)	(245,876)	0	0

Total distributions to shareholders	(74,129,819)	(66,378,335)	(86,654,777)	(71,421,562)

Capital share transactions
Proceeds from shares sold	489,244,036	419,765,000	620,261,698	447,495,756
Net asset value of shares issued in reinvestment of distributions	41,009,209	34,899,300	25,175,061	15,585,947
Payment for shares redeemed	(291,057,356)	(256,990,367)	(331,183,125)	(210,511,925)

Net increase in net assets resulting from capital share transactions	239,195,889	197,673,933	314,253,634	252,569,778

Total increase in net assets	197,854,748	127,192,279	410,633,896	256,818,114
Net assets
Beginning of period	1,715,976,639	1,715,976,639	1,305,342,743	1,048,524,629

End of period	$1,913,831,387	$1,843,168,918	$1,715,976,639	$1,305,342,743

Undistributed net investment income	$573,678	$942,546	$332,118	$1,026,179

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

See Combined Notes to Financial Statements.

EVERGREEN
Fixed Income Fund II
Statements of Changes in Net Assets

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,
			2001	2000 (b)

Operations
Net investment income	$1,206,663	$1,050,506	$3,563,880	$4,275,388
Net realized gains or losses on securities	368,782	362,030	1,909,707	(1,311,827)
Net change in unrealized gains or losses on securities	(853,401)	(1,385,332)	1,033,726	811,905

Net increase in net assets resulting from operations	722,044	27,204	6,507,313	3,775,466

Distributions to shareholders from
Net investment income
Class I	(967,581)	(967,581)	(3,552,442)	(4,916,694)
Class IS	(30)	(30)	(73)	(75)

Total distributions to shareholders	(967,611)	(967,611)	(3,552,515)	(4,916,769)

Capital share transactions
Proceeds from shares sold	882,467	715,500	2,368,725	4,745,981
Net asset value of shares issued in reinvestment of distributions	832,090	466,480	3,141,001	4,409,590
Payment for shares redeemed	(13,390,734)	(12,781,609)	(24,134,179)	(24,725,140)

Net decrease in net assets resulting from capital share transactions	(11,676,177)	(11,599,629)	(18,624,453)	(15,569,569)

Total decrease in net assets	(11,921,744)	(12,540,036)	(15,669,655)	(16,710,872)
Net assets
Beginning of period	45,060,746	45,060,746	60,730,401	77,441,273

End of period	$33,139,002	$32,520,710	$45,060,746	$60,730,401

Undistributed (Overdistributed) net investment income	$20,444	$(290,747)	$(373,643)	$(493,774)

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(b) For the eleven month period ended September 30, 2000. The Fund changed its fiscal year end from October 31 to September 30, effective September 30, 2000.

See Combined Notes to Financial Statements.

EVERGREEN
High Yield Bond Fund
Statements of Changes in Net Assets

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)	Year Ended September 30,
			2001	2000 (b)

Operations
Net investment income	$8,029,460	$6,851,089	$10,797,896	$3,789,188
Net realized losses on securities	(964,839)	(1,002,223)	(5,466,966)	(1,178,799)
Net change in unrealized gains or losses on securities	10,149,593	9,078,064	(3,602,633)	(1,174,102)

Net increase in net assets resulting from operations	17,214,214	14,926,930	1,728,297	1,436,287

Distributions to shareholders from
Net investment income
Class I	(8,039,342)	(6,916,779)	(11,432,570)	(3,687,796)
Class IS	(45)	(38)	(90)	(70)

Total distributions to shareholders	(8,039,387)	(6,916,817)	(11,432,660)	(3,687,866)

Capital share transactions
Proceeds from shares sold	30,042,233	29,881,934	92,616,407	77,731,803
Net asset value of shares issued in reinvestment of distributions	3,202,880	2,226,881	2,777,402	74,654
Payment for shares redeemed	(19,312,385)	(14,612,385)	(8,260,010)	(350,000)

Net increase in net assets resulting from capital share transactions	13,932,728	17,496,430	87,133,799	77,456,457

Total increase in net assets	23,107,555	25,506,543	77,429,436	75,204,878
Net assets
Beginning of period	152,634,314	152,634,314	75,204,878	0

End of period	$175,741,869	$178,140,857	$152,634,314	$75,204,878

Undistributed (Overdistributed) net investment income	$(637,194)	$(665,170)	$(599,442)	$95,322

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(b) For the period from November 30, 1999 (commencement of operations) through September 30, 2000.

See Combined Notes to Financial Statements.

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Fixed Income Funds consist of Evergreen Core Bond Fund (“Core Bond Fund”), Evergreen Fixed Income Fund II (“Fixed Income Fund II”) and Evergreen Select High Yield Bond Fund (“High Yield Bond Fund”), (collectively the “Funds”). Each Fund is a diversified series of Evergreen Select Fixed Income Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Institutional (“Class I”) and Institutional Service (“Class IS”) classes of shares. In addition, Core Bond Fund offers Class A, Class B and Class C shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I and Class IS shares are sold without a front-end sales charge or contingent deferred sales charge; however, Class IS shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. When-issued and Delayed Delivery Transactions

The Funds record when-issued securities no later than one business day after the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked-to-market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

C. Dollar Roll Transactions

Each Fund may enter into dollar roll transactions with respect to mortgage-backed securities. In a dollar roll transaction, the Fund sells mortgage-backed securities to financial institutions and simultaneously agrees to accept substantially similar (same type, coupon and maturity) securities at a later date at an agreed upon price. Dollar roll transactions are treated as short-term financing arrangements which will not exceed 12 months. The Funds will use the proceeds generated from the transactions to invest in short-term investments, which may enhance a Fund’s current yield and total return.

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements (continued)

D. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Dividend income is recorded on the ex-dividend date.

E. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

F. Distributions

Distributions to shareholders from net investment income for each Fund (except Fixed Income Fund II) are accrued daily and paid monthly. Distributions from net investment income for Fixed Income Fund II are declared and paid quarterly. Distributions to shareholders from net investment income and net realized gains are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution (or available capital loss carryovers, as applicable) under income tax regulations. The primary permanent differences causing such reclassifications are due to equalization and distributions in excess of net investment income.

G. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC (“EIMC”), an indirect wholly-owned subsidiary of Wachovia Corporation (“Wachovia”) (formerly First Union Corporation), is the investment advisor to the Funds and is paid a management fee that is calculated and paid daily an annual rate of each Fund’s average net assets as identified below.

Management Fee Rate

Core Bond Fund	0.32%
Fixed Income Fund II	0.00%*
High Yield Bond Fund	0.50%

*Fixed Income Fund II does not pay fees for the investment advisory service.

Tattersall Advisory Group, an indirect, wholly-owned subsidiary of Wachovia, is the investment sub-advisor to Core Bond Fund and Fixed Income Fund II and is paid by EIMC for its services to the Funds.

The amount of investment advisory fees waived by the investment advisor and the impact on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Year Ended April 30, 2002 (a)		March 31, 2002 Six Months Ended (Unaudited)
	Fees Waived	% of Average Net Assets	Fees Waived	% of Average Net Assets

Core Bond Fund	$625,108	0.06%	$406,977	0.05%
High Yield Bond Fund	6,867	0.01%	7,654	0.01%

(a) For the seven month period ended April 30, 2002. The Funds changed their fiscal year end from September 30 to April 30, effective April 30, 2002.

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements (continued)

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel. Each Fund, except Fixed Income Fund II, pays an administrative fee of 0.10% of each Fund’s average net assets. EIS receives no compensation from Fixed Income Fund II for its services.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Funds.

4. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly-owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Under the Distribution Plans, distribution fees for each class are calculated and paid daily. These fees are 0.25% for Class A and Class IS and 1.00% for Class B and Class C.

5. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C, Class I and Class IS shares. Transactions in shares of the Funds were as follows:

Core Bond Fund
	Year Ended April 30, 2002 (a)		Six Months Ended March 31, 2002 (Unaudited)
	Shares	Amount	Shares	Amount

Class A
Shares sold	7,794,269	$83,196,116	6,810,664	$72,289,468
Automatic conversion of Class B shares to Class A shares	56,831	593,404	3,943	42,396
Shares issued in reinvestment of distributions	341,451	3,597,607	263,307	2,780,955
Shares redeemed	(3,530,003)	(37,332,745)	(2,930,058)	(31,049,728)

Net increase	4,662,548	50,054,382	4,147,856	44,063,091

Class B
Shares sold	8,927,371	93,656,631	7,554,915	80,334,815
Shares issued in reinvestment of distributions	227,350	2,392,101	168,314	1,775,000
Automatic conversion of Class B shares to Class A shares	(56,831)	(593,404)	(3,943)	(42,396)
Shares redeemed	(832,392)	(8,300,322)	(659,796)	(6,951,347)

Net increase	8,265,498	87,155,006	7,059,490	75,116,072

Class C
Shares sold	4,194,292	44,534,685	3,588,029	38,174,067
Shares issued in reinvestment of distributions	112,314	1,181,422	84,921	895,112
Shares redeemed	(473,006)	(4,976,902)	(314,270)	(3,314,312)

Net increase	3,833,600	40,739,205	3,358,680	35,754,867

Class I
Shares sold	24,761,949	262,164,478	21,072,369	223,480,586
Shares issued in reinvestment of distributions	3,158,313	33,176,220	2,750,220	28,911,572
Shares redeemed	(22,143,211)	(233,970,874)	(19,836,314)	(209,782,963)

Net increase	5,777,051	61,369,824	3,986,275	42,609,195

Class IS
Shares sold	537,315	5,692,126	517,615	5,486,064
Shares issued in reinvestment of distributions	62,830	661,859	50,848	536,661
Shares redeemed	(611,194)	(6,476,513)	(555,449)	(5,892,017)

Net increase (decrease)	(11,049)	(122,528)	13,014	130,708

Net increase		$239,195,889		$197,673,933

(a) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements (continued)

Core Bond Fund

	Year Ended September 30,
	2001 (a)		2000
	Shares	Amount	Shares	Amount

Class A
Shares sold	9,226,035	$97,495,860
Shares issued in reinvestment of distributions	63,019	675,347
Shares redeemed	(156,409)	(1,670,944)

Net increase	9,132,645	96,500,263

Class B
Shares sold	3,746,699	39,964,795
Shares issued in reinvestment of distributions	11,096	119,110
Shares redeemed	(39,004)	(416,656)

Net increase	3,718,791	39,667,249

Class C
Shares sold	2,295,722	24,421,968
Shares issued in reinvestment of distributions	7,098	76,208
Shares redeemed	(11,360)	(121,555)

Net increase	2,291,460	24,376,621

Class I
Shares sold	42,500,694	443,472,945	41,868,670	$417,398,564
Shares issued in reinvestment of distributions	2,242,944	23,499,104	1,515,762	15,104,053
Shares redeemed	(29,677,837)	(310,262,125)	(19,749,904)	(196,203,342)

Net increase	15,065,801	156,709,924	23,634,528	236,299,275

Class IS
Shares sold	1,424,087	14,906,130	3,016,834	30,097,192
Shares issued in reinvestment of distributions	76,808	805,292	48,441	481,894
Shares redeemed	(1,803,463)	(18,711,845)	(1,434,674)	(14,308,583)

Net increase (decrease)	(302,568)	(3,000,423)	1,630,601	16,270,503

Net increase		$314,253,634		$252,569,778

(a) For Class A, Class B and Class C, for the period from May 11, 2001 (commencement of class operations) to September 30, 2001.

Fixed Income Fund II

	Year Ended April 30, 2002 (b)		Six Months EndedMarch 31, 2002 (Unaudited)
	Shares	Amount	Shares	Amount

Class I (c)
Shares sold	69,073	$882,467	55,907	$715,500
Shares issued in reinvestment of distributions	66,089	832,090	36,817	466,480
Shares redeemed	(1,045,675)	(13,390,734)	(997,679)	(12,781,609)

Net decrease	(910,513)	(11,676,177)	(904,955)	(11,599,629)

Class IS
Shares sold	0	0	0	0
Shares issued in reinvestment of distributions	0	0	0	0
Shares redeemed	0	0	0	0

Net increase	0	0	0	0

Net decrease		$(11,676,177)		$(11,599,629)

(b) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(c) Effective October 18, 1999, shareholders of Mentor Fixed Income Portfolio became owners of that number of full and fractiomal shares of Class I of Evergreen Fixed Income Fund II.

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements (continued)

Fixed Income Fund II

	Year Ended September 30,
	2001		2000 (a)
	Shares	Amount	Shares	Amount

Class I (b)
Shares sold	187,575	$2,368,725	387,259	$4,745,981
Shares issued in reinvestment of distributions	249,676	3,141,001	363,849	4,409,515
Shares redeemed	(1,914,615)	(24,134,179)	(2,021,519)	(24,725,140)

Net decrease	(1,477,364)	(18,624,453)	(1,270,411)	(15,569,644)

Class IS
Shares sold	0	0	0	0
Shares issued in reinvestment of distributions	0	0	6	75
Shares redeemed	0	0	0	0

Net increase	0	0	6	75

Net decrease		$(18,624,453)		$(15,569,569)

(a) For the eleven month period ended September 30, 2000. The Fund changed its fiscal year end from October 31 to September 30, effective September 30, 2000.

(b) Effective October 18, 1999, shareholders of Mentor Fixed Income Portfolio became owners of that number of full and fractional shares of Class I of Evergreen Fixed Income Fund II.

High Yield Bond Fund

	Year Ended April 30, 2002 (c)		Six Months Ended March 31, 2002 (Unaudited)
	Shares	Amount	Shares	Amount

Class I
Shares sold	3,315,243	$30,042,233	3,298,064	$29,881,934
Shares issued in reinvestment of distributions	346,441	3,202,880	241,774	2,226,881
Shares redeemed	(2,079,954)	(19,312,385)	(1,574,033)	(14,612,385)

Net increase	1,581,730	13,932,728	1,965,805	17,496,430

Class IS
Shares sold	0	0	0	0
Shares issued in reinvestment of distributions	0	0	0	0
Shares redeemed	0	0	0	0

Net increase	0	0	0	0

Net increase		$13,932,728		$17,496,430

	Year Ended September 30,
	2001		2000 (d)
	Shares	Amount	Shares	Amount

Class I
Shares sold	9,917,074	$92,616,407	7,889,907	$77,730,803
Shares issued in reinvestment of distributions	299,234	2,777,386	7,685	74,584
Shares redeemed	(877,888)	(8,260,010)	(36,534)	(350,000)

Net increase	9,338,420	87,133,783	7,861,058	77,455,387

Class IS
Shares sold	0	0	100	1000
Shares issued in reinvestment of distributions	2	16	7	70
Shares redeemed	0	0	0	0

Net increase	2	16	107	1,070

Net increase		$87,133,799		$77,456,457

(c) For the seven month period ended April 30, 2002. The Fund changed its fiscal year end from September 30 to April 30, effective April 30, 2002.

(d) For the period from November 30, 1999 (commencement of class operations) to September 30, 2000.

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements (continued)

6. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities and mortgage dollar roll transactions) were as follows:

	Year Ended April 30, 2002 (a)
	Cost of Purchases		Proceeds from Sales
	U.S. Government	Non-U.S.Government	U.S. Government	Non-U.S.Government

Core Bond Fund	$0	$2,596,119,666	$0	$2,282,291,412
Fixed Income Fund II	52,884,925	7,845,861	54,763,454	13,029,887
High Yield Bond Fund	0	97,649,696	0	75,696,598

(a) For the seven month period ended April 30, 2002. The Funds changed their fiscal year end from September 30 to April 30, effective April 30, 2002.

	Six Months Ended March 31, 2002 (Unaudited)
	Cost of Purchases		Proceeds from Sales
	U.S. Government	Non-U.S.Government	U.S. Government	Non-U.S.Government

Core Bond Fund	$0	$2,347,302,766	$0	$2,074,658,872
Fixed Income Fund II	49,958,972	7,058,780	52,576,389	11,679,836
High Yield Bond Fund	0	92,729,071	0	66,661,394

During the year ended April 30, 2002 and the six months ended March 31, 2002, Core Bond Fund and Fixed Income Fund II had the following dollar roll agreements outstanding as follows:

	Year Ended April 30, 2002 (a)
	Dollar Roll Amount	Counterparty	Settlement Date

Core Bond Fund	$23,622,198	CS First Boston	05/13/2002
Core Bond Fund	27,867,985	CS First Boston	05/16/2002

(a) For the seven month period ended April 30, 2002. The Funds changed their fiscal year end from September 30 to April 30, effective April 30, 2002.

	Six Months Ended March 31, 2002 Unaudited)

	Dollar Roll Amount	Counterparty	Settlement Date
Core Bond Fund	$21,206,312	UBS/Paine Weber	04/16/2002
Core Bond Fund	15,074,336	First Tennessee	04/16/2002
Fixed Income Fund II	362,583	First Tennessee	04/16/2002

Core Bond Fund and Fixed Income Fund II earned income on dollar roll transactions as follows:

	Year Ended April 30, 2002 (a)	Six Months Ended March 31, 2002 (Unaudited)

Core Bond Fund	$796,995	$632,456
Fixed Income Fund II	17,659	15,810

(a) For the seven month period ended April 30, 2002. The Funds changed their fiscal year end from September 30 to April 30, effective April 30, 2002.

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements (continued)

The composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Year EndedApril 30, 2002 (a)
	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation

Core Bond Fund	$1,969,934,399	$38,161,396	$(12,118,873)	$26,042,523
Fixed Income Fund II	32,388,696	251,963	(112,081)	139,882
High Yield Bond Fund	167,302,608	6,154,126	(833,015)	5,321,111

(a) For the seven month period ended April 30, 2002. The Funds changed their fiscal year end from September 30 to April 30, effective April 30, 2002.

	Six Months Ended March 31, 2002 (Unaudited)
	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)

Core Bond Fund	$1,913,280,335	$23,432,710	$(23,771,366)	$(338,656)
Fixed Income Fund II	34,275,912	80,393	(372,314)	(291,921)
High Yield Bond Fund	168,619,349	5,667,847	(1,366,518)	4,301,329

As of April 30, 2002, the Funds had capital loss carryovers for federal income tax purposes as follows:

	Total Capital Loss Carryovers	Expiration
		2008	2009	2010

Fixed Income Fund II	$907,344	$907,344	$0	$0
High Yield Bond Fund	7,243,974	0	1,682,951	5,561,023

For income tax purposes, capital losses incurred after October 31 within a Fund’s fiscal year are deemed to arise on the first business day of the Fund’s following fiscal year. High Yield Bond Fund has incurred and will elect to defer post October losses of $197,883.

7. DISTRIBUTIONS TO SHAREHOLDERS

As of April 30, 2002, the components of distributable earnings on a tax basis were as follows:

	Undistributed (Overdistributed) Ordinary Income	Unrealized Appreciation (Depreciation)	Capital Loss Carryforwards and Post-October Loss

Core Bond Fund	$4,152,009	$25,933,756	$0
Fixed Income Fund II	20,444	139,882	(907,344)
High Yield Bond Fund	(637,194)	5,321,111	(7,441,857)

The differences between components of distributable earnings on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to wash sales and mortgage dollar rolls. In addition, short-term capital gains are considered ordinary income for income tax purposes.

The tax character of distributions paid for the year ended April 30, 2002 was as follows:

	Ordinary Income	Long-term Capital Gain

Core Bond Fund	$58,708,581	$15,421,238
Fixed Income Fund II	967,611	0
High Yield Bond Fund	8,039,387	0

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements (continued)

8. IN-KIND TRANSACTION

On September 25, 2000, Evergreen Total Return Bond Fund (“Total Return Bond Fund”), a series of the Trust, executed a redemption in-kind transaction. This transaction liquidated the net assets of Total Return Bond Fund. In turn, on September 25, 2000, the assets from this transaction were transferred on a pro-rata basis to Core Bond Fund, High Yield Bond Fund and Evergreen International Bond Fund and into a separately managed account of Wachovia Corporation. In exchange for issuing the following amount of Class I shares, investment securities and cash were contributed to the Core Bond Fund, High Yield Bond Fund and Evergreen International Bond Fund to complete the transaction.

	Class I shares issued	Cost/Market Value of Securities	Cash

Core Bond Fund	1,738,187	$15,934,494	$1,255,682
High Yield Bond Fund	2,042,699	17,823,986	1,271,971
Evergreen International Bond Fund	2,921,288	21,144,211	1,682,290

The amount of shares issued by the Core Bond Fund, High Yield Bond Fund and Evergreen International Bond Fund are reflected in the proceeds from shares sold in each Fund’s Statement of Changes in Net Assets for the year ended September 30, 2000. 9. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and their custodian, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Year Ended April 30, 2002 (a)		Six Months Ended March 31, 2002 (Unaudited)
	Total Expense Reductions	% of Average Net Assets	Total Expense Reductions	% of Average Net Assets

Core Bond Fund	$22,478	0.00%	$21,630	0.00%
Fixed Income Fund II	384	0.00%	366	0.00%
High Yield Bond Fund	6,101	0.01%	5,908	0.01%

(a) For the seven month period ended April 30, 2002. The Funds changed their fiscal year end from September 30 to April 30, effective April 30, 2002.

10. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund’s Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

11. FINANCING AGREEMENT

The Fund and certain other Evergreen Funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

During the year ended April 30, 2002, the High Yield Bond Fund had average borrowings outstanding of $172,986 at a rate of 2.43% and paid interest of $2,447, which represents 0.00% of the Fund’s average net assets on an annualized basis.

EVERGREEN
Fixed Income Funds
Combined Notes to Financial Statements (continued)

During the six months ended March 31, 2002, the High Yield Bond Fund had average borrowings outstanding of $201,500 at a rate of 2.42% and paid interest of $2,447, which represents 0.00% of the Fund’s average net assets on an annualized basis.

12. CONCENTRATION OF RISK

The Funds may invest a substantial portion of their assets in an industry or sector and, therefore, may be more affected by changes in that industry or sector than would be a comparable mutual fund that is not heavily weighted in any industry or sector.

13. CHANGE IN ACCOUNTING PRINCIPLE

As required, effective October 1, 2001, the Funds have adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Funds began amortizing premium and accreting discount on all fixed-income securities.

Prior to October 1, 2001, each Fund was already complying with the accounting practice of accreting discounts on its fixed-income securities. Each Fund, except High Yield Bond Fund, was amortizing premiums on its fixed-income securities. For each Fund, except High Yield Bond Fund, there is not impact to the financial statements as a result of adopting this accounting policy. For High Yield Bond Fund, the cumulative effect of this change in accounting policy relating to fixed-income securities held by the Fund prior to the effective date of this change is not considered significant to the financial statements of the Fund. There is not significant impact to current year financial statements as a result of adopting this accounting change.

EVERGREEN
Fixed Income Funds
Independent Auditors’ Report

To the Board of Trustees and Shareholders of
Evergreen Select Fixed Income Trust:

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of the Evergreen Core Bond Fund, Evergreen Fixed Income Fund II, and Evergreen Select High Yield Bond Fund, portfolios of Evergreen Select Fixed Income Trust, as of April 30, 2002, and the related statements of operations for each of the years or periods in the year then ended, statements of changes in net assets for each of the years or periods in the two-year period then ended, and financial highlights for each of the years or periods in the five-year period ended April 30, 2002. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2002 by correspondence with the custodian. As to securities purchased or sold but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Core Bond Fund, Evergreen Fixed Income Fund II, and Evergreen Select High Yield Bond Fund as of April 30, 2002, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
June 7, 2002

EVERGREEN
Fixed Income Funds
Additional Information (Unaudited)

FEDERAL TAX DISTRIBUTIONS

For corporate shareholders, 2.16% of ordinary income dividends paid during the fiscal year ended April 30, 2002 for Core Bond Fund qualified for the dividends received deduction.

Pursuant to Section 852 of the Internal Revenue Code, the Core Bond Fund has designated aggregate and per share capital gain distributions of $15,371,529 and $0.0918, respectively, for the fiscal year ended April 30, 2002.

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Board of Trustees

Name, Address and Date of Birth	Position with Trust	Begining Year of Term of Office*	Principal Occupations for Last Five Years	Number of Portfolios Overseen in Evergreen Funds complex	Other Directorships held outside of Evergreen Funds complex

Charles A. Austin III 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1934	Trustee	1991	Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Executive Vice President and Treasurer, State Street Research & Management Company (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

K. Dun Gifford 200 Berkeley Street Boston, MA 02116 DOB: 10/23/1938	Trustee	1974	Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Leroy Keith, Jr. 200 Berkeley Street Boston, MA 02116 DOB: 2/14/1939	Trustee	1983	Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund

Gerald M. McDonnell 200 Berkeley Street Boston, MA 02116 DOB: 7/14/1939	Trustee	1988	Sales Manager, SMI-STEEL — South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Thomas L. McVerry 200 Berkeley Street Boston, MA 02116 DOB: 8/2/1938	Trustee	1993	Director of Carolina Cooperative Credit Union; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

William Walt Pettit 200 Berkeley Street Boston, MA 02116 DOB: 8/26/1955	Trustee	1984	Partner and Vice President in the law firm of Kellam & Pettit, P.A.; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

David M. Richardson 200 Berkeley Street Boston, MA 02116 DOB: 9/19/1941	Trustee	1982	President, Richardson, Runden & Company (new business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, 411 Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Senior Vice President, Boyden International Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Russell A. Salton, III MD 200 Berkeley Street Boston, MA 02116 DOB: 6/2/1947	Trustee	1984	Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Consultant, Managed Health Care; Former President, Primary Physician Care; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Michael S. Scofield 200 Berkeley Street Boston, MA 02116 DOB: 2/20/1943	Trustee	1984	Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Richard J. Shima 200 Berkeley Street Boston, MA 02116 DOB: 8/11/1939	Trustee	1993	Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Chairman, Environmental Warranty, Inc. (insurance agency); Former Executive Consultant, Drake Beam Morin, Inc. (executive outplacement); Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director Middlesex Mutual Assurance Company; Former Chairman, Board of Trustees, Hartford Graduate Center; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

Richard K. Wagoner, CFA** 200 Berkeley Street Boston, MA 02116 DOB: 12/12/1937	Trustee	1999	Current Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen Funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.	98	None

* Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office.

** Mr. Wagoner is an “interested person” of the funds because of his ownership of shares in Wachovia Corporation (formerly First Union Corporation), the parent to the funds’ investment advisor.

Additional information about the funds’ Board of Trustees can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

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* Income may be subject to the federal alternative minimum tax as well as state and local taxes.

561686 6/2002

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Evergreen Investments
200 Berkeley Street
Boston, MA 02116-5034